Exhibit 2.1

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

EXECUTION COPY

CONFIDENTIAL

ASSET PURCHASE AGREEMENT

by and between

Schering-Plough (Ireland) Company,

Aralez Pharmaceuticals Trading DAC

and

Aralez Pharmaceuticals Inc.

Dated as of September 6, 2016

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

1.1	Certain Defined Terms	1
1.2	Construction	13

ARTICLE 2 SALE AND PURCHASE OF ASSETS; LIABILITIES		14

2.1	Sale of Purchased Assets	14
2.2	Liabilities	15
2.3	Consideration	15
2.4	Closing	20
2.5	Parent Guaranty	22

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		22

3.1	Representations and Warranties of Seller	22
3.2	Representations and Warranties of Buyer	27
3.3	Exclusivity of Representations	29
3.4	Acknowledgments Regarding Seller’s Representations and Warranties	30

ARTICLE 4 ADDITIONAL COVENANTS		30

4.1	Cooperation in Litigation and Investigations	30
4.2	Further Assurances	30
4.3	Publicity	31
4.4	Confidentiality	32
4.5	Regulatory Transfers	35
4.6	Regulatory Responsibilities	35
4.7	Pharmacovigilance Obligations	36
4.8	Commercialization	37
4.9	Certain Tax Matters	37
4.10	Accounts Receivable and Payable	39
4.11	Wrong Pockets	39
4.12	Covenant Not to Sue	40
4.13	Noncompetition	40
4.14	Incidental Crossover Within Territories	41
4.15	Purchased Domain Name Obligations and Restrictions	41
4.16	Quality Agreement	42
4.17	Product Liability Claims	42
4.18	Third Party Investigational Studies	42
4.19	Financial Information	42
4.20	Purchased Patents	43
4.21	Acknowledgement regarding Subject Product and Generic Version of Product	43

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

ARTICLE 5 INDEMNIFICATION		43

5.1	Indemnification	43
5.2	Claim Procedure	44
5.3	Limitations on Indemnification	46
5.4	Tax Treatment of Indemnification Payments	47
5.5	Exclusive Remedy	47
5.6	Setoff Rights	48

ARTICLE 6 MISCELLANEOUS		48

6.1	Governing Law, Jurisdiction, Venue and Service	48
6.2	Notices	49
6.3	No Benefit to Third Parties	50
6.4	Waiver and Non-Exclusion of Remedies	50
6.5	Expenses	51
6.6	Assignment	51
6.7	Amendment	51
6.8	Severability	51
6.9	Equitable Relief	51
6.10	Damages Waiver	52
6.11	English Language	52
6.12	Bulk Sales Statutes	52
6.13	Dispute Resolution	52
6.14	Force Majeure	53
6.15	Counterparts	53
6.16	Entire Agreement	53

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SCHEDULES

Schedule 1.1.45	Excluded Liabilities
Schedule 1.1.62	Licensed Know-How
Schedule 1.1.63	Licensed Trademarks
Schedule 1.1.80	Permitted Encumbrances
Schedule 1.1.88	Purchased Domain Names
Schedule 1.1.90	Purchased Patents
Schedule 1.1.92	Purchased Product Promotional Materials
Schedule 1.1.93	Purchased Regulatory Approvals
Schedule 1.1.105	Seller’s Knowledge
Schedule 1.1.106	Seller Marks
Schedule 2.3.2(a)	Milestone Events and Payments
Schedule 2.3.3(a)	Royalty Rates
Schedule 2.4.2(a)(iii)	Purchased Assets Delivery Schedule
Schedule 3.1.7(b)	Consents
Schedule 3.1.10(b)	Regulatory Matters
Schedule 3.1.12(b)	Owned Registered Product IP
Schedule 4.18	Third Party Investigational Studies

DISCLOSURE SCHEDULES

EXHIBITS

Exhibit A-1	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit A-2	Form of Patent Assignment
Exhibit A-3	Form of Domain Name Assignment
Exhibit A-4	Form of Trademark Assignment
Exhibit B-1	Form of Buyer FDA Transfer Letter
Exhibit B-2	Form of Buyer Health Canada Transfer Letter
Exhibit C-1	Form of Seller FDA Transfer Letter
Exhibit C-2	Form of Seller Health Canada Transfer Letter
Exhibit D	Form of License Agreement
Exhibit E	Form of Supply Agreement
Exhibit F	Form of Transition Services Agreement

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

ASSET PURCHASE AGREEMENT (this “Agreement”) is made and executed as of September 6, 2016 (the “Execution Date”), by and between Schering-Plough (Ireland) Company, an Irish private unlimited company (“Seller”), Aralez Pharmaceuticals Trading DAC, an Irish designated activity company (“Buyer”) and Aralez Pharmaceuticals Inc., a corporation incorporated under the laws of the Province of British Columbia (“Parent Guarantor”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller and certain of its Affiliates are engaged in the Product Business;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets and rights associated with the Product Business and the Product, upon the terms and conditions hereinafter set forth; and

WHEREAS, at the Closing, Seller and Buyer intend to enter into the Supply Agreement, pursuant to which Seller shall supply Buyer with the Product for a limited period of time, the License Agreement, pursuant to which Seller shall license to Buyer certain intellectual property rights related to the Product in the Territory, and the Transition Services Agreement, pursuant to which Seller or its Affiliates shall provide certain transition services to Buyer or its Affiliates, including distribution and sale of the Product for a limited time; and

WHEREAS, following the Closing, Seller and Buyer intend to enter into the Pharmacovigilance Agreement, pursuant to which Seller and Buyer will address their respective responsibilities for adverse reporting with respect to the Product in the Territory and the Quality Agreement, which will set forth the standards of the Product to be supplied under the Supply Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1                               Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.1                          “Accountants” means an accounting firm of national reputation in the United States (excluding each of Seller’s and its Affiliates’ and Buyer’s and its Affiliates’ respective regular outside accounting firms) that is mutually acceptable to Seller and Buyer; provided, however, if Seller and Buyer are unable to agree on such accounting firm within 10 days after a need to engage the Accountants arises under this Agreement or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Buyer a list of three other accounting firms of national reputation in the United States that have not performed services for Seller or its Affiliates or Buyer or its Affiliates in the preceding three-year period, and Buyer shall select one of such three accounting firms.

1.1.2                          “Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any Third Party to Seller or any of its Affiliates arising from sales of the Product by or on behalf of Seller or its Affiliates prior to the Closing Date.

1.1.3                          “Act” means the United States Federal Food, Drug, and Cosmetic Act.

1.1.4                          “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.1.5                          “Aggregate Payments” means the sum of the Closing Payment and the aggregate amount of the Royalty Payments and Milestone Payments, in each case, to the extent actually paid by Buyer to Seller hereunder.

1.1.6                          “Ancillary Agreements” means the Bill of Sale, the License Agreement, the Patent Assignment, the Domain Name Assignment, the Pharmacovigilance Agreement, the Quality Agreement, the Supply Agreement and the Transition Services Agreement.

1.1.7                          “Apportioned Obligations” has the meaning set forth in Section 4.9.2(b).

1.1.8                          “Assumed Liabilities” has the meaning set forth in Section 2.2.1.

1.1.9                          “Bill of Sale” means the Bill of Sale and Assignment and Assumption Agreement, in substantially the form attached as Exhibit A-1.

1.1.10                   “Bulk Inventory” means all inventory of the Product in formulated, tested and released form that is owned by Seller or any of its Affiliates.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.11                   “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are permitted or obligated by Law to remain closed.

1.1.12                   “Buyer Confidential Information” has the meaning set forth in Section 4.4.3.

1.1.13                   “Buyer FDA Transfer Letter” means the letter to FDA in substantially the form attached as Exhibit B-1, accepting the transfer of rights to the Purchased Regulatory Approvals issued by FDA from Seller.

1.1.14                   “Buyer Health Canada Transfer Letter” means the letter to Health Canada in substantially the form attached as Exhibit B-2, accepting the transfer of rights to the Purchased Regulatory Approvals issued by Health Canada from Seller.

1.1.15                   “Buyer Indemnitees” has the meaning set forth in Section 5.1.1.

1.1.16                   “Buyer Material Adverse Effect” means any event, fact, condition, occurrence, change or effect that prevents or materially impedes or delays the consummation by Buyer of the transactions contemplated by this Agreement or the Ancillary Agreements.

1.1.17                   “Buyer Regulatory Documentation” means, with respect to the Product, all (a) documentation and materials referred to in clause (a) or (b) of the definition of Purchased Regulatory Documentation that are created following the Closing and (b) data (including clinical and pre-clinical data) referenced in any of the documentation and materials referred to in the preceding clause (a).

1.1.18                   “Buyer Related Party” means any licensee or sublicensee of Buyer or any of Buyer’s Affiliates.

1.1.19                   “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that the first Calendar Quarter under this Agreement shall commence on the Closing Date and end on the first March 31, June 30, September 30 or December 31 to occur after the Closing Date.

1.1.20                   “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of this Agreement shall commence on the Closing Date and end on December 31 of the year in which the Closing Date occurs.

1.1.21                   “Canada Act” means the Canada Food and Drugs Act.

1.1.22                   “cGMP” means the applicable then-current standards of good manufacturing practice for conducting manufacturing activities for pharmaceutical products (or active pharmaceutical ingredients) as required by any applicable Governmental Authority in the Territory.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.23                   “Claim Notice” has the meaning set forth in Section 5.2.1.

1.1.24                   “Closing” has the meaning set forth in Section 2.4.1.

1.1.25                   “Closing Date” means the date on which the Closing occurs.

1.1.26                   “Closing Payment” has the meaning set forth in Section 2.3.1.

1.1.27                   “Code” means the Internal Revenue Code of 1986.

1.1.28                   “Combination Product” means any pharmaceutical product containing (a) vorapaxar sulfate and (b) one or more other pharmaceutically active ingredients.

1.1.29                   “Confidential Information” has the meaning set forth in Section 4.4.1.

1.1.30                   “Confidentiality Agreement” means the Confidentiality Agreement, dated August 19, 2016, by and between Merck Sharp & Dohme Corp. and Buyer.

1.1.31                   “Confidentiality Period” has the meaning set forth in Section 4.4.3.

1.1.32                   “Contract” means any contract, agreement, lease, sublease, license, sublicense or other legally binding commitment or arrangement.

1.1.33                   “Control” means, with respect to any Regulatory Approval, Purchased Intellectual Property, Licensed Intellectual Property or Purchased Regulatory Documentation, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Regulatory Approval, Purchased Intellectual Property, Licensed Intellectual Property or Purchased Regulatory Documentation, as provided for herein or in any Ancillary Agreement without violating the terms of any Contract or other arrangement with any Third Party.

1.1.34                   “Controlling Party” has the meaning set forth in Section 5.2.1.

1.1.35                   “Copyright” means copyrights and rights in copyrightable works, copyright registrations, or any application therefor and all extensions, restorations, reversions and renewals of any of the foregoing, in each case, in the Territory.

1.1.36                   “Diligent Efforts” means [***].

1.1.37                   “Disclosure Schedules” means the disclosure schedules of Seller delivered by Seller pursuant to this Agreement.

1.1.38                   “Dispute” means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or in connection with this Agreement or any Ancillary Agreement or the activities carried out hereunder or thereunder, including any dispute as to the construction, validity, interpretation, enforceability or breach hereof or thereof.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.39                   “Domain Names” means any and all internet or global computing network addresses or locations, including all generic top-level domains (“gTLDs”) and country code top-level domains (“ccTLDs”).

1.1.40                   “Domain Name Assignment” means the Domain Name Assignment, in substantially the form attached as Exhibit A-3.

1.1.41                   “Encumbrance” means any mortgage, lien, license, pledge, security interest, charge, hypothecation, title defect or other encumbrance.

1.1.42                   “Enforceability Exceptions” has the meaning set forth in Section 3.1.2(a).

1.1.43                   “Excluded Assets” means all assets, property, rights and interests of Seller and its Affiliates other than the Purchased Assets, including (a) all intellectual property and intellectual property rights of Seller and its Affiliates other than the Purchased Intellectual Property; (b) all employees, real property and tangible personal property of Seller or any of its Affiliates (but excluding the Purchased Regulatory Documentation and the Product Promotional Materials); (c) all Accounts Receivable; (d) all Manufacturing-related assets of Seller or any of its Affiliates other than the Licensed Know-How; (e) all refunds, claims for refunds or rights to receive refunds from any Taxing Authority with respect to any and all Taxes paid or to be paid by Seller or any of its Affiliates (including any and all Taxes paid or to be paid by any of Seller’s Affiliates on behalf of Seller); (f) all insurance policies and insurance Contracts insuring the Purchased Assets, together with any claim, action or other right Seller or any Affiliate of Seller may have for insurance coverage under any past or present policies and insurance Contracts insuring the Purchased Assets; (g) the original global safety database relating to the Product; (h) any rights or interests relating to the Product or the Product Business outside the Territory; (i) any back-ups for or of any Product and (j) all Excluded Items, but excluding, in each case, the Purchased Assets.

1.1.44                   “Excluded Items” means any and all (a) books, documents, records, files and other items prepared in connection with or relating to the negotiation and consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or otherwise prepared in connection with the sale of the Product in the Territory, including all (i) bids received from Third Parties and analyses relating to the Product or the Product Business, (ii) confidentiality, joint defense or similar agreements with prospective purchasers of the Product or Product Business, and (iii) strategic, financial or Tax analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Product and the Product Business; (b) trade secrets; (c) attorney work product, attorney-client communications and other items protected by established legal privilege, unless the books and records can be transferred without losing such privilege; (d) employee books and records; (e) financial, Tax and accounting records to the extent not exclusively related to the Product; (f) items to the extent applicable Law prohibits their transfer or where transfer thereof would subject Seller or its Affiliates to any liability; (g) electronic mail; and (h) any materials, information or data related to the Manufacture of the Product (including any such information included in the Chemistry, Manufacturing and Controls section of the Purchased Regulatory Approvals).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.45                   “Excluded Liabilities” means all Liabilities of Seller or any of its Affiliates other than the Assumed Liabilities.  For the avoidance of doubt, Excluded Liabilities shall include (i) Liabilities relating to Taxes of the Seller and (ii) Liabilities relating to Taxes attributable to periods ending on or prior to the Closing Date and (iii) the Liabilities described on Schedule 1.1.45.

1.1.46                   “Execution Date” has the meaning set forth in the preamble hereto.

1.1.47                   “Exploit” means to have made, import, use, have used, sell, offer for sale, have sold, commercialize, register, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of, but excludes to Manufacture or have Manufactured.

1.1.48                   “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.1.49                   “First Post-Closing Sale” means, with respect to a Subject Product, the first purchase and sale for monetary value to any Third Party (other than a Buyer Related Party) after the Closing Date in the Territory.

1.1.50                   “Fundamental Reps” means the representations and warranties set forth in Section 3.1.1 (Entity Status), Section 3.1.2 (Authority), Section 3.1.4 (No Broker), Section 3.1.8 (Purchased Assets), Section 3.2.1 (Corporate Status), Section 3.2.2 (Authority), Section 3.2.4 (No Broker) and Section 3.2.7 (Financial Capacity; Solvency).

1.1.51                   “Generic Version” means, with respect to any Subject Product, any other pharmaceutical product that (a) references the Purchased Regulatory Approvals for such Subject Product or any supplement or amendment thereto and (b) is sold under a different Trademark than such Subject Product.

1.1.52                   “Governmental Authority” means any supranational, international, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including FDA and Health Canada.

1.1.53                   “Health Canada” means the Canadian health authority known as Health Canada and any successor agency having similar jurisdiction.

1.1.54                   “IND” means an Investigational New Drug Application submitted in accordance with 21 C.F.R. Part 312 or any corresponding application in Canada.

1.1.55                   “Indemnified Party” has the meaning set forth in Section 5.2.1.

1.1.56                   “Indemnifying Party” has the meaning set forth in Section 5.2.1.

1.1.57                   “IRS” means the Internal Revenue Service.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.58                   “Law” means any domestic or foreign, federal, state or local statute, law, treaty, judgment, ordinance, rule, administrative interpretation, regulation, order or other requirement having the force of law of any Governmental Authority.

1.1.59                   “Liabilities” means any debts, liabilities, obligations, commitments, claims or complaints, whether accrued or fixed, known or unknown, fixed or contingent, determined or determinable and whether or not the same would be required to be reflected in financial statements or disclosed in the notes thereto.

1.1.60                   “License Agreement” means the License Agreement, in substantially the form attached as Exhibit D.

1.1.61                   “Licensed Intellectual Property” means the Licensed Trademarks and the Licensed Know-How.

1.1.62                   “Licensed Know-How” means the data, information and documents used by or on behalf of Seller or its Affiliates as of the Closing Date for the Manufacture of the Product that are not generally known, are Controlled by Seller or its Affiliates as of the Closing Date and are listed in Schedule 1.1.62.

1.1.63                   “Licensed Trademarks” means the Trademarks that are Controlled by Seller and that are used by Seller or any Seller’s Affiliates exclusively in connection with the Product Business, and which are listed in Schedule 1.1.63.

1.1.64                   “Litigation” means any claim, action, arbitration, mediation, hearing, proceeding, suit, warning letter, or notice of violation.

1.1.65                   “Loss” or “Losses” means any losses, Liabilities, damages, deficiencies, assessments, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith, including reasonable costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel.

1.1.66                   “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of the Product or any intermediate, quality assurance and quality control testing thereof prior to the distribution of the Product.

1.1.67                   “Material Adverse Effect” means an event, fact, condition, occurrence, change or effect that (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Product Business, the Purchased Assets and the Assumed Liabilities, taken as a whole or (b) materially impairs the ability of the Seller to consummate the transactions contemplated hereby; provided, however, that for clause (a) only none of the following, and no events, facts, conditions, occurrences, changes or effects resulting from the following, shall be deemed (individually or in combination) to constitute, or shall be taken into account in determining whether there has been, a “Material Adverse Effect”:  (i) political or economic conditions or conditions affecting the capital or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

financial markets generally, including the worsening of any existing conditions; (ii) conditions generally affecting any industry or industry sector in which the Product Business operates or competes or in which the Product is Manufactured or Exploited, including increases in operating costs; (iii) any change or prospective change in accounting requirements or applicable Law; (iv) any hostility, act of war, sabotage, terrorism or military actions, or any escalation of any of the foregoing; (v) any hurricane, flood, tornado, earthquake or other natural disaster or force majeure event; (vi) the public announcement, execution or delivery of this Agreement or the pendency or consummation of the transactions contemplated hereby, including any reduction in revenue, any disruption in (or loss of) supplier, distributor, customer, partner or similar relationships or any loss of employees resulting therefrom; (vii) the failure of the Product Business to achieve any financial projections, predictions, forecasts or estimates of revenues for any period (provided, that the underlying causes of such failure shall not be excluded unless otherwise excluded pursuant to this definition); (viii) the failure to take any action that Seller or any of its Affiliates has requested the consent of Buyer to take and for which Buyer did not grant such consent or the taking of any action by Seller or any of its Affiliates that is contemplated by this Agreement or that Buyer has expressly requested be taken; and (ix) any act or omission by Buyer or any of its Affiliates; except, in each of clauses (i) through (ix), for those conditions that have a disproportionate effect on the Product Business, the Purchased Assets and Assumed Liabilities, taken as a whole, relative to other Persons operating businesses similar to the Product Business.

1.1.68                   “Milestone Event” has the meaning set forth in Section 2.3.2(a).

1.1.69                   “Milestone Information” has the meaning set forth in Section 2.3.2(c).

1.1.70                   “Milestone Payment” has the meaning set forth in Section 2.3.2(a).

1.1.71                   “NDA” means a New Drug Application as defined in the Act or any corresponding approval under the Canada Act.

1.1.72                   “NDC” means “National Drug Code,” which is the ten or eleven digit code registered by a company with FDA with respect to a pharmaceutical product.

1.1.73                   “Net Sales” means [***]

Notwithstanding the foregoing, transfers or dispositions of Subject Products by or on behalf of Buyer or any of its Affiliates for patient assistance programs, research or development or complimentary Samples shall not in each case be deemed “sales” for the purposes of calculating Net Sales.  Further, Net Sales shall be determined in accordance the Accounting Standards of the Buyer, its Affiliates or Payment Obligors, as applicable, which must be in accordance with U.S. Generally Accepted Accounting Principles (GAAP) or International Financial Reporting Standards (IFRS), as applicable.

1.1.74                   “Notice” has the meaning set forth in Section 6.2.1.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.75                   “Owned Registered Product IP” has the meaning set forth in Section 3.1.12(b).

1.1.76                   “Patent Assignment” means the Patent Assignment, in substantially the form attached as Exhibit A-2.

1.1.77                   “Patent Rights” means all patents, filed, draft and unfiled patent applications, and invention disclosures, including provisional and non-provisional patent applications, design registrations, design registration applications, industrial designs, industrial design applications and industrial design registrations, and including any and all divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reversions, reexaminations, reissues or additions, of or to any of the foregoing items, and all rights and priorities afforded under any applicable Law with respect thereto.

1.1.78                   “Payment Obligor” has the meaning set forth in Section 2.3.2(b).

1.1.79                   “Payments” has the meaning set forth in Section 4.9.1.

1.1.80                   “Permitted Encumbrance” means any (a) Encumbrance for Taxes not yet due or delinquent or for those Taxes being contested in good faith by appropriate proceedings; (b) Encumbrance imposed by Law that does not or would not be reasonably expected to materially detract from the current value of, or materially interfere with, the present use and enjoyment of any Purchased Asset subject thereto or affected thereby in the ordinary course of business of the Product Business; (c) Encumbrance not securing indebtedness or guarantees of indebtedness which does not materially detract from the current value of, or materially interfere with, the present use and enjoyment of such Purchased Asset in the ordinary course of business of the Product Business; (d) right, title or interest of a licensor or licensee under a license, including any licenses granted to Seller under the License Agreement; and (e) Encumbrance disclosed on Schedule 1.1.80.

1.1.81                   “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.

1.1.82                   “Pharmacovigilance Agreement” means the Pharmacovigilance Agreement with respect to the Product to be entered into by Seller and Buyer (or their respective Affiliates) following the Closing pursuant to Section 4.7.1.

1.1.83                   “Product” means the pharmaceutical product containing vorapaxar sulfate as the active pharmaceutical ingredient described in NDA #204886 that is distributed and sold in 2.08 milligram dosage strength under the brand name ZONTIVITY®.

1.1.84                   “Product Business” means the Exploitation of the Product in the Territory, but excluding the research, development, registration, storage, use, transport, import

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

and export of the Product in the Territory in support of the Exploitation of the Product outside of the Territory.

1.1.85                   “Purchase Price” means the sum of the Closing Payment, and to the extent actually paid by Buyer in accordance with Sections 2.3.2 and 2.3.3, (a) the Milestone Payments and (b) the Royalty Payments.

1.1.86                   “Purchased Assets” has the meaning set forth in Section 2.1.1.

1.1.87                   “Purchased Copyrights” means the Copyrights in the Territory that are Controlled by Seller and that are used by Seller or any of Seller’s Affiliates exclusively in connection with the Product Business to the extent included in any Purchased Product Promotional Materials.

1.1.88                   “Purchased Domain Names” means the Domain Names listed in Schedule 1.1.88.

1.1.89                   “Purchased Intellectual Property” means the Purchased Patents, Purchased Copyrights and Purchased Domain Names.

1.1.90                   “Purchased Patents” means the Patent Rights that are Controlled by Seller and that are used by Seller or any of Seller’s Affiliates exclusively in connection with the Product Business, and which are listed in Schedule 1.1.90.

1.1.91                   [***]

1.1.92                   “Purchased Product Promotional Materials” means, to the extent in the possession of Seller or any of its Affiliates, “advertisements,” as set forth by FDA in 21 C.F.R. § 202.1(k)(1) and “labeling,” as set forth by FDA in 21 C.F.R. §202(k)(2) and equivalent items as described in the corresponding provisions of the Canada Act or regulations promulgated thereunder by Health Canada, promotional and media materials, Samples, medical response information, if any), existing wholesaler lists, other marketing data and materials, trade show materials (including displays) and videos, including materials containing clinical data, if any, in each case, (a) to the extent used exclusively for the marketing, promotion, distribution and sale of the Product in the Territory as of the Closing Date and (b) excluding (i) all other intellectual property and intellectual property rights of Seller, its Affiliates, or their respective licensors depicted or contained therein and (ii) the Excluded Items, in each case, in the form currently maintained by Seller (e.g., electronic), and which are listed in Schedule 1.1.92.  For clarity, other than Samples (which shall pass by delivery from Seller to Buyer), Purchased Product Promotional Materials are comprised solely of the Purchased Copyrights transferred hereunder and the Licensed Trademarks licensed under the License Agreement.

1.1.93                   “Purchased Regulatory Approvals” means the Regulatory Approvals listed in Schedule 1.1.93, in each case, in the form currently maintained by Seller (e.g., electronic).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.94                   “Purchased Regulatory Documentation” means, with respect to the Product, all (a) documentation comprising the Purchased Regulatory Approvals, (b) correspondence and reports exclusively related to the Product in the Territory and necessary to, or otherwise limiting the ability to, commercially distribute, sell or market the Product in the Territory as of the Closing Date submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority) and, to the extent related exclusively to Territory, relevant supporting documents with respect thereto, including all regulatory drug lists, materials submitted to FDA under FDA Form 2253, final versions of advertising and promotion materials, and adverse drug experience reports (periodic and expedited), and (c) data (including commercial, clinical and pre-clinical data) referenced in any of the foregoing that relates exclusively to the Product in the Territory, in each case ((a) and (b)), to the extent in the possession or Control of Seller or any of its Affiliates, but excluding, in all cases, the Excluded Items, and in each case, in the form currently maintained by Seller (e.g., electronic).

1.1.95                   “Quality Agreement” means the Quality Agreement with respect to the Product to be entered into by Seller and Buyer (or their respective Affiliates) following the Closing pursuant to Section 4.16.

1.1.96                   “Regulatory Approval” means, with respect to the Product, any and all approvals (including NDAs and supplements and amendments thereto and INDs), licenses, registrations (except manufacturing establishment registrations) or authorizations of any Governmental Authority necessary to commercially distribute, sell or market the Product in the Territory, including, where applicable in the Territory, post-approval marketing authorizations and labeling approvals.

1.1.97                   “Representatives” has the meaning set forth in Section 5.5.

1.1.98                   “Royalty Payment” has the meaning set forth in Section 2.3.3.

1.1.99                   “Samples” means units of Product to be provided to licensed health care professionals in the Territory, free of charge, for dispensing, in turn, to patients for the purpose of promoting the sale of Product in accordance with applicable Laws.

1.1.100            “Securities Regulator” has the meaning set forth in Section 4.3.2.

1.1.101            “Seller Business” means the Exploitation of the Product (or any pharmaceutical product containing the same active ingredient as the Product) outside of the Territory and the Manufacture of the Product worldwide.

1.1.102            “Seller FDA Transfer Letter” means the letter to FDA in the form attached as Exhibit C-1, transferring the rights to the Purchased Regulatory Approvals issued by FDA to Buyer.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.103            “Seller Health Canada Transfer Letter” means the letter to Health Canada in substantially the form attached as Exhibit C-2, accepting the transfer of rights to the Purchased Regulatory Approvals issued by Health Canada to Buyer.

1.1.104            “Seller Indemnitees” has the meaning set forth in Section 5.1.2.

1.1.105            “Seller’s Knowledge” means the actual knowledge, after reasonable internal inquiry, of those individuals listed on Schedule 1.1.105 with respect to the designated subject matter for the applicable individual as set forth on such schedule.

1.1.106            “Seller Marks” means the trade names, corporate names and corporate logos of Seller or Seller’s Affiliates that are Controlled by Seller and that are used by Seller or any of Seller’s Affiliates in connection with the Product Business, and which are listed on Schedule 1.1.106.

1.1.107            “Senior Officers” means the Chief Executive Officer in the case of Buyer, and an employee of Seller at the executive director level or higher, in the case of Seller.

1.1.108            “Sensitive Information” has the meaning set forth in Section 4.3.2.

1.1.109            “Subject Products” means, collectively, (a) the Product, (b) any Combination Products and (c) any line extensions, synthetic versions, other administration forms, presentations, dosages, formulations, improvements or next generation products for or of any Product or Combination Product, whether prescription or over-the-counter.

1.1.110            “Supply Agreement” means the Supply Agreement, in substantially the form attached as Exhibit E.

1.1.111            “Supplied Product” has the meaning set forth in the Supply Agreement.

1.1.112            “Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and includes any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Taxing Authority.

1.1.113            “Taxes” means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all federal, state, local or foreign net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, capital stock, transfer, gains, windfall profits, net worth, asset, transaction and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any Taxing Authority or other Governmental Authority under applicable Law.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

1.1.114            “Taxing Authority” means any Governmental Authority or any quasi-governmental body exercising tax regulatory authority.

1.1.115            “Territory” means the United States of America and Canada, in each case, including their respective territories and possessions.

1.1.116            “Third Party” means any Person other than Seller, Buyer and their respective Affiliates and permitted successors and assigns.

1.1.117            “Third Party Claim” has the meaning set forth in Section 5.2.1.

1.1.118            “Trademark” means any word, name, symbol, color, product shape, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, product configuration, logo or business symbol, whether or not registered.

1.1.119            “Trademark Assignment” means the Trademark Assignment, in substantially the form attached as Exhibit A-4.

1.1.120            “Transfer Taxes” has the meaning set forth in Section 4.9.2(a).

1.1.121            “Transferred Inventory” means, as of the TSA End Date, all Bulk Inventory that has a minimum remaining shelf life of at least 12 months.

1.1.122            “Transferred Inventory Value” means the value of the Transferred Inventory [***], as determined in accordance with the Supply Agreement.

1.1.123            “Transition Services Agreement” or “TSA” means the Transition Services Agreement, in substantially the form attached as Exhibit F.

1.1.124            “TSA End Date” has the meaning set forth in the Transition Services Agreement.

1.2                               Construction.  Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  The captions and headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including” or its variations as used herein do not limit the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.  Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules, regulations or legally binding guidelines issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; (g) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if” and (h) references to monetary amounts are denominated in United States Dollars.

ARTICLE 2
SALE AND PURCHASE OF ASSETS; LIABILITIES

2.1                               Sale of Purchased Assets.

2.1.1                          Purchase and Sale of Purchased Assets.  Upon the terms and subject to the conditions of this Agreement and the Ancillary Agreements, including without limitation the method and timing of delivery applicable to tangible Purchased Assets as set forth in Section 2.4.2(a)(iii), at and effective as of the Closing, Seller shall (or shall cause its applicable Affiliates to) sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller (or such Affiliates), the following (collectively, the “Purchased Assets”), free and clear of any Encumbrances (other than Permitted Encumbrances):

(a)                                 the Purchased Regulatory Approvals;

(b)                                 the Purchased Regulatory Documentation;

(c)                                  the Purchased Product Promotional Materials; and

(d)                                 the Purchased Intellectual Property.

2.1.2                          Excluded Assets.  Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, Buyer shall not acquire pursuant to this Agreement or any Ancillary Agreement the Excluded Assets, and the Purchased Assets shall not include, and Seller shall retain following the Closing, the Excluded Assets.

2.1.3                          Retention of Rights.  Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, Seller retains, on behalf of itself and its Affiliates, licensees, sublicensees, licensors and distributors, the non-exclusive right to use and the right of reference in, to and under the Purchased Assets, in each case, as may be necessary or useful to (a) exercise its or its Affiliates’ respective rights or perform its or its Affiliates’ respective obligations under this Agreement or any Ancillary Agreement or (b) conduct the Seller Business.  Without limitation to the foregoing, in the case of the Licensed Trademarks and Licensed Know-How, Seller retains, on behalf of itself and its Affiliates, licensees, sublicensees and distributors, such rights therein, to the extent necessary or useful to (a) Exploit the Product outside of the Territory or import, export, use, research or develop the Product in the Territory for Exploitation

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

outside the Territory, (b) exercise its rights or perform its obligations under this Agreement, the License Agreement, the Supply Agreement and any other Ancillary Agreement, and (c) Manufacture or have Manufactured the Product worldwide for Exploitation outside of the Territory.

2.2                               Liabilities.

2.2.1                          Assumed Liabilities.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall assign to Buyer and Buyer shall unconditionally assume from Seller or its Affiliates and agree to pay and discharge when due

(a)                                 all Liabilities of Seller and its Affiliates under or relating to the Purchased Assets or the Product Business arising on or after the Closing Date; and

(b)                                 all Liabilities arising out of or related to the Subject Products that are Manufactured or sold on or after the Closing Date ((a) and (b) collectively, the “Assumed Liabilities”);

2.2.2                          Excluded Liabilities.  Buyer shall not assume any Liabilities of Seller or any of its Affiliates other than the Assumed Liabilities, and except as expressly set forth herein or under any Ancillary Agreement, the Excluded Liabilities shall remain the sole obligation and responsibility of Seller and its Affiliates.

2.3                               Consideration.

2.3.1                          Purchase Price.  Upon the terms and subject to the conditions of this Agreement, in consideration of the conveyances contemplated under Section 2.1, Buyer shall pay to Seller (a) twenty-five million dollars ($25,000,000) (the “Closing Payment”) to be paid on the Closing Date by wire transfer of immediately available funds to the account designated by Seller by written notice to Buyer prior to the Closing Date, (b) the Milestone Payments and (c) the Royalty Payments.

2.3.2                     Milestone Payments.

(a)                                 Promptly following (but no more than 30 calendar days after) the first achievement of each event described on Schedule 2.3.2(a) (each, a “Milestone Event”), Buyer shall pay to Seller, as additional consideration hereunder, an amount set forth opposite the applicable Milestone Event (each, a “Milestone Payment”).  For the avoidance of doubt, the maximum aggregate value of all Milestone Payments payable by Buyer pursuant to this Section 2.3.2 is eighty million dollars ($80,000,000).  Each Milestone Payment shall be payable only upon the first achievement of the applicable Milestone Event and no amounts shall be due for subsequent or repeated achievements of the Milestone Event.  If, at any time a Milestone Payment is due, and any preceding Milestone Payment(s) have not yet been paid, then each such preceding Milestone Payment(s) shall become due and payable concurrently with the Milestone Payment for which payment is then due.  For illustration purposes only, if in the Calendar Year commencing on January 1, 2017 and ending on December 31, 2017, the Aggregate Net Sales of

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

all Subject Products in the Calendar Quarters ending on March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017 are [***] respectively, then Buyer would pay Seller an amount equal to [***], under and in accordance with Schedule 2.3.2(a).

(b)                                 Commencing upon the Closing and ending upon the date that all Milestone Events having been achieved, Buyer shall and shall cause each of its Affiliates, and each of its and its Affiliates’ licensees and sublicensees with respect to any Subject Product (Buyer, and each such other person, a “Payment Obligor”), if any, to use Diligent Efforts to Exploit the Subject Products in the Territory in order to achieve each Milestone Event; provided that this Section 2.3.2(b) shall not be deemed to have been breached by Buyer so long as (1) such breach is capable of being fully cured and (2) such breach has been entirely cured by the 20th Business Day following receipt by Buyer of written notice of such breach by Seller.  [***]

(c)                                  Buyer shall, and shall cause each Payment Obligor to, keep reasonable documentation substantiating all efforts to achieve the Milestone Events (the “Milestone Information”).  Such Milestone Information shall be open to inspection by Seller or any Representative of Seller for the purpose of determining the status of attainment of the Milestone Events and the efforts to achieve Milestone Events, provided, however, Seller shall provide Buyer 30 days’ written notice prior to an inspection of the Milestone Information, Seller shall conduct such inspections during reasonable business hours and in no event shall Seller conduct more than one inspection per Calendar Year.

(d)                                 Buyer shall notify Seller promptly of the achievement of each Milestone Event.  If, notwithstanding the fact that Buyer has not provided Seller such a notice, Seller believes that a Milestone Event has been achieved, it shall so notify Buyer in writing and the Parties shall meet promptly and discuss in good faith whether the applicable Milestone Event has been achieved.  If the Parties are unable to resolve any dispute under this Section 2.3.2(d) regarding whether or not a Milestone Event has been achieved, then either Party shall have the right to refer such a dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of 30 calendar days.  Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties.  If the Senior Officers are unable to reach a final decision, then Seller shall be entitled to seek any dispute resolution and remedy available to it under this Agreement.

(e)                                  If the Payment Obligors, taken as a whole, shall no longer engage in the activities required to achieve the Milestone Events, then Buyer shall, or shall cause a Payment Obligor to, send written notice thereof to Seller together with a detailed explanation for such cessation of activities.  For clarity, upon any such cessation of activities, Seller shall have any and all rights and remedies against Buyer available hereunder.

2.3.3                          Royalty Payments.

(a)                                 Beginning on the Closing Date [***] Buyer shall pay to Seller as additional consideration hereunder the applicable percentage (the “Royalty Rate”) of Net Sales of all Subject Products as set forth on Schedule 2.3.3(a) (each, a “Royalty Payment”); [***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(b)           Within 30 calendar days following the end of each Calendar Quarter (or portion thereof) until the [***], Buyer shall calculate the aggregate Net Sales of all Subject Products with respect to such Calendar Quarter (or portion thereof) (the “Quarterly Net Sales”).  Within 10 calendar days following the date of such calculation, Buyer shall make a Royalty Payment to Seller based on the Royalty Rate(s) applicable to such Quarterly Net Sales (taking into account, in determining which Royalty Rate(s) are applicable, the Quarterly Net Sales with respect to any other Calendar Quarter (or portion thereof) occurring during the same Calendar Year; provided that from the Closing Date until the TSA End Date, any Royalty Payments otherwise due and payable to Seller hereunder shall be set off against amounts owed by Seller to Buyer under and in accordance with the TSA, with any remainder following such set off, paid under and in accordance with this Section 2.3.3.

(c)           For illustration purposes only, if Net Sales of all Subject Products in the first, second, third, and fourth Calendar Quarters were [***] respectively, then Buyer would make the following Royalty Payments:  (i) following the end of the first Calendar Quarter, in an amount equal to [***]; (ii) following the end of the second Calendar Quarter, in an amount equal to [***]; (iii) following the end of the third Calendar Quarter, in an amount equal to [***]; and (iv) following the end of the fourth Calendar Quarter, in an amount equal to [***]

(d)           Until [***], Buyer shall use Diligent Efforts to Exploit the Subject Products in the Territory.

2.3.4         Mode of Payment; [***]; Tax Treatment.  Buyer shall pay to Seller the Milestone Payments and the Royalty Payments by wire transfer of immediately available funds to such bank account or accounts as Seller may from time to time designate by advance written notice to Buyer.  All payments to be made by Buyer to Seller under this Agreement shall be made in United States dollars.  For purposes of calculating Net Sales for any Subject Products sold in a currency other than United States dollars, the rate of exchange to be used in computing the currency equivalent in United States dollars due to Seller shall be based on the United States Department of Treasury Quarterly Reporting of Exchange Rates, consistently applied. [***] The Milestone Payments and the Royalty Payments shall be treated as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law and unless any portion of such Milestone Payment or Royalty Payment is required to be treated as interest in respect of deferred consideration for Tax purposes.

2.3.5         Financial Records; Audits.

(a)           Within 30 calendar days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Post-Closing Sale of a Subject Product occurs, Buyer shall deliver to Seller a report setting out Net Sales in such prior Calendar Quarter for each Subject Product (each, a “Quarterly Net Sales Report”), including:

(i)            Net Sales in each country in such Calendar Quarter; and

(ii)           Number of units of Subject Product sold in each country in such Calendar Quarter.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

The report for the fourth Calendar Quarter of each Calendar Year (the “Annual Net Sales Report”) shall include the items in the preceding clauses (i) through (iii) for both such Calendar Quarter and the full Calendar Year in which such Calendar Quarter occurs as well as a reconciliation of the amounts set forth in the Quarterly Net Sales Reports delivered for the applicable Calendar Year to the amounts set forth in the Annual Net Sales Report.

(b)           Buyer shall, and shall cause the other Payment Obligors to, keep complete and accurate books and records pertaining to the sale, delivery and use of the Subject Products, including books and records of Net Sales (including any deductions therefrom), to the extent required to calculate and verify all Milestone Payments and Royalty Payments payable hereunder (“Net Sales Information”).  Buyer shall, and shall cause the other Payment Obligors to, retain the Net Sales Information until the later of three years after the end of the period to which such Net Sales Information pertains and the expiration of the applicable Tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Law.

(c)           At the request of Seller, Buyer shall, and shall cause the other Payment Obligors to, permit an independent certified public accountant retained by Seller, during normal business hours and upon reasonable notice, to audit the Net Sales Information in order to confirm the amount of the Milestone Payments or Royalty Payments made hereunder.  Such audits may not (i) be conducted for any Calendar Quarter more than three years after the end of such Calendar Quarter, (ii) be conducted more than twice in any 12-month period, once with respect to the Milestone Payments and once with respect to the Royalty Payments (unless a previous audit with respect to the Milestone Payments or the Royalty Payments, as applicable, during such 12-month period revealed an underpayment with respect to such period or Buyer or any Payment Obligor restates or revises its books and records for such 12-month period) or (iii) be repeated for any Calendar Quarter (unless a previous audit for such Calendar Quarter revealed an underpayment with respect to such Calendar Quarter or Buyer or any Payment Obligor restates or revises its books and records for such Calendar Quarter).  The cost of any audit shall be borne by Seller, unless the audit reveals a variance of more than [***] from the reported amounts of the Milestone Payments or the Royalty Payments, as applicable, in which case Buyer shall bear the cost of the audit.  [***]

(d)           In the event of a dispute over the results of any audit conducted pursuant to Section 2.3.5(c), Seller and Buyer shall work in good faith to resolve such dispute.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within 30 calendar days of the date of notice of such dispute, the dispute shall be submitted for arbitration to the Accountants.  The decision of the Accountants shall be final and binding and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountants shall determine.  Not later than 30 calendar days after such decision and in accordance with such decision, Buyer shall pay the additional Milestone Payments or Royalty Payments, as applicable, [***]

(e)           Seller shall treat all information subject to review under Section 2.3.5(c) in accordance with the confidentiality provisions of Section 4.4 and (i) Seller shall cause the independent public accountant retained by Seller pursuant to Section 2.3.5(c) and (ii) Seller

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

and Buyer shall cause the Accountants to, as applicable, enter into a reasonably acceptable confidentiality agreement with Buyer or its Affiliates or (sub)licensees, as the case may be, that includes an obligation to retain all such Confidential Information (as defined in Section 4.4) in confidence.

2.3.6         Allocation of Consideration.  Buyer shall allocate the Purchase Price (including the Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets and Licensed Intellectual Property in accordance with Section 1060 of the Code (the “Allocation”) prior to or within 90 calendar days following the Closing and shall deliver to Seller a copy of such Allocation (IRS Form 8594) promptly after such determination.  Seller shall have the right to review and raise any reasonable objections in writing to the Allocation during the 10-Business Day period after its receipt thereof.  If Seller disagrees with respect to any item in the Allocation, the Parties shall negotiate in good faith to resolve the dispute.  If the Parties are unable to agree on the Allocation within 30 calendar days after the commencement of such good faith negotiations (or such longer period as Seller and Buyer may mutually agree in writing), then the Accountants shall be engaged at that time to review the Allocation, and shall make a determination as to the resolution of such Allocation.  The determination of the Accountants regarding the Allocation shall be delivered as soon as practicable following engagement of the Accountants, but in no event more than 60 calendar days thereafter, and shall be final, conclusive and binding upon Seller and Buyer, and Buyer shall revise the Allocation accordingly.  Seller, on the one hand, and Buyer on the other hand, shall each pay one-half of the cost of the Accountants.  The Parties agree to file all Tax Returns (including IRS Form 8594 and, if required, supplemental Forms 8594, in accordance with the instructions to Form 8594) and any other forms, reports or information statements required to be filed pursuant to Section 1060 of the Code and the applicable regulations thereunder, and any similar or corresponding provision of U.S. state, local or non-U.S. Tax Law, in a manner that is consistent with the finalized Allocation and to refrain from taking any position inconsistent therewith unless required by applicable Law.

2.3.7         Transferred Inventory.

(a)           Within 15 days following the TSA End Date, Seller shall (or shall cause its applicable Affiliates to) transfer, convey, assign and deliver to Buyer, and Buyer shall accept from Seller (or such Affiliates), the Transferred Inventory, and Seller shall cause to be prepared and delivered to Buyer an invoice, which shall include reasonably detailed calculations for the Transferred Inventory Value and wire transfer instructions.  The Transferred Inventory shall pass from Seller to Buyer by delivery.  Within five days after Buyer’s receipt of such invoice, Buyer shall pay Seller an amount equal to the Transferred Inventory Value by wire transfer of immediately available funds to the account designated by Seller in such invoice.

(b)           Until the earliest to occur of (i) the sale of any Bulk Inventory to a Third Party customer, (ii) any delivery of any Bulk Inventory to Buyer or its applicable Affiliate, in either case, pursuant to the Transition Services Agreement or the Supply Agreement or (iii) any transfer to Buyer under Section 2.3.7(a), (A) Seller or its applicable Affiliate shall retain title to such Bulk Inventory and (B) physical possession of, and risk of loss with respect to, such Bulk Inventory shall remain with Seller or its applicable Affiliate.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

2.4          Closing.

2.4.1         Closing. Pursuant to the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the San Francisco, California office of Covington & Burling LLP on the date hereof or such other time and place as Buyer and Seller may agree to in writing.  The Closing shall be deemed to have occurred at 12:01 a.m., Eastern time, on the Closing Date, such that Buyer shall be deemed the owner of the Purchased Assets on and after the Closing Date.

2.4.2         Closing Deliveries.

(a)           Except as otherwise indicated below, at the Closing, Seller shall deliver the following to Buyer:

(i)            each of the Ancillary Agreements (other than the Pharmacovigilance Agreement and the Quality Agreement) to which Seller or any of its Affiliates is a party, validly executed by a duly authorized officer of Seller or its applicable Affiliate;

(ii)           a receipt acknowledging receipt of the Closing Payment in satisfaction of Buyer’s obligations pursuant to Section 2.3.1, validly executed by a duly authorized representative of Seller;

(iii)         the tangible Purchased Assets; provided, that (A) delivery shall, unless the Parties otherwise mutually agree, be to the locations set forth in Schedule 2.4.2(a)(iii) and which may be delivered (1) [***] with respect to Sections 2.1.1(a) (Purchased Regulatory Approvals) and 2.1.1(b) (Purchased Regulatory Documentation), (2) [***] with respect to Section 2.1.1(d) (Purchased Intellectual Property) [***] under Section 2.1.1(c) and, (3) [***] and (B) Seller may retain copies of the Purchased Regulatory Documentation included within the Purchased Assets (and, for the avoidance of doubt, prior to delivering or making available any files, documents, instruments, papers, books and records constituting Purchased Regulatory Documentation to Buyer, Seller shall be entitled to redact from such files, documents, instruments, papers, books and records any information to the extent that it does not relate to the Product Business);

(iv)          the Seller FDA Transfer Letter; and

(v)           the Seller Health Canada Transfer Letter.

(b)           At the Closing, Buyer shall deliver the following to Seller:

(i)            each of the Ancillary Agreements (other than the Pharmacovigilance Agreement and the Quality Agreement) to which Buyer or any of its Affiliates is a party, validly executed by a duly authorized officer of Buyer or its applicable Affiliate;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(ii)           the Closing Payment in accordance with Section 2.3.1 (along with a U.S. Federal Reserve reference or similar number evidencing execution of such payment);

(iii)         the Buyer FDA Transfer Letter; and

(iv)          the Buyer Health Canada Transfer Letter.

(c)           Buyer shall conduct a quality and completeness review of the Purchased Regulatory Documentation transferred to it pursuant to Section 2.4.2(a)(iii) promptly following such transfer and, within 30 days after such transfer, shall notify Seller in writing of any problems or issues experienced by Buyer regarding the completeness, navigation or readability of such transferred Purchased Regulatory Documentation that Buyer reasonably and in good faith believes are related to the transfer of such Purchased Regulatory Documentation (and not, for example, related to Buyer system capabilities or compatibility).  Seller shall use its commercially reasonable efforts to assist Buyer in remedying any such problems or issues (if any) as soon as reasonably practicable following Seller’s receipt of Buyer’s notice of the same.

2.5          Parent Guaranty.  The Parent Guarantor irrevocably and unconditionally, jointly and severally, guarantees (a) the due and punctual payment to the Seller, whether at stated maturity, by acceleration or otherwise, of all present and future debts, liabilities and obligations, direct or indirect, absolute or contingent, of Buyer and its Affiliates to the Seller arising pursuant to, in respect of or in connection with this Agreement or any Ancillary Agreement, which result from any failure by Buyer or its Affiliates to make timely payments to Seller as required hereunder or thereunder and (b) performance of, and compliance with, all other obligations of Buyer and its Affiliates under this Agreement and each Ancillary Agreement (collectively, the “Guaranteed Obligations”).  The obligations of the Parent Guarantor under this Section 2.5 shall constitute a present and continuing guarantee of payment and performance and not of collectability, and shall be absolute and unconditional.  Without limiting the foregoing, the Parent Guarantor hereby waives, for the benefit of Seller (i) any right to require Seller, as a condition of performance by the Parent Guarantor, to (A) proceed against Buyer or any other Person, or (B) pursue any other remedy in the power of Seller whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Buyer including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Buyer from any cause other than complete performance of the Guaranteed Obligations; (iii) (A) any principles or provisions of Law that are or might be in conflict with the terms of this Section 2.5 and any legal or equitable discharge of the Parent Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting the Parent Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Seller protect, secure, perfect or insure any security interest or lien or any property subject thereto; (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Agreement or any Ancillary Agreement or any agreement or instrument related hereto or thereto and notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

thereto, and (v) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of the obligations of the Parent Guarantor hereunder.  This Section 2.5 shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of Seller and the Parent Guarantor.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows, with each such representation and warranty subject to such exceptions, if any, as are set forth in the Disclosure Schedules.  Disclosures in any section or paragraph of the Disclosure Schedules are made generally and shall not only address the corresponding section or paragraph of this Agreement, but also other sections or paragraphs of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other sections or paragraphs.

3.1.1         Entity Status.  Seller is a private unlimited company duly organized, validly existing and in good standing under the Laws of Ireland.  Each Affiliate of Seller that owns any Purchased Assets is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.  Seller and such Affiliates have all requisite corporate power and authority to own, use and operate the Purchased Assets and to carry on the Product Business as now being conducted.

3.1.2         Authority.

(a)           Seller has the requisite corporate power and authority to (i) own, use and operate the Purchased Assets and to carry on the Product Business as now being conducted and (ii) enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of Seller.  This Agreement (assuming the due authorization, execution and delivery hereof by Buyer) constitutes, and each Ancillary Agreement to which it is a party, when executed and delivered by Seller (assuming the due authorization, execution and delivery thereof by each other person thereto), will constitute, the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)           Each Affiliate of Seller that will enter into an Ancillary Agreement has the requisite entity power and authority to perform its obligations under each Ancillary Agreement to which it will be a party and to consummate the transactions contemplated thereby.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

The execution and delivery of the Ancillary Agreements to which any Affiliate of Seller will be a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary organizational actions of such Affiliate.  Each Ancillary Agreement, when executed and delivered by an Affiliate of Seller that will be a party thereto (assuming the due authorization, execution and delivery thereof by each other party thereto), will constitute the valid and legally binding obligation of such Affiliate, enforceable against such Affiliate in accordance with its terms, subject to the Enforceability Exceptions.

3.1.3         Non-Contravention.  The execution, delivery and performance by Seller of this Agreement and of each Ancillary Agreement to which it is a party and the execution, delivery and performance by each Affiliate of Seller of each Ancillary Agreement to which such Affiliate will be a party do not and will not (a) violate the certificate of incorporation, certificate of formation, bylaws, operating agreement or comparable organizational documents of Seller or such Affiliate, as applicable, (b) violate any Law or restriction of any Government Authority in the Territory applicable to Seller or such Affiliate, as applicable, the Product Business, the Purchased Assets or the Licensed Intellectual Property or (c) subject to obtaining the consents, permits and authorizations, giving the notices and making the filings referred to in Section 3.1.7(b), (i) violate, breach or constitute a default under or result in the termination of any material Contract to which Seller or such Affiliate is a party or to which the Purchased Assets or the Licensed Intellectual Property are subject, and which, in each case, is necessary for the conduct of the Product Business, or (ii) violate any order or judgment of a Governmental Authority to which Seller or any of its Affiliates is subject relating primarily to the Product Business or the Product.

3.1.4         No Broker.  There is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Seller or its Affiliates that is entitled to receive any brokerage or finder’s or financial advisory fee from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

3.1.5         Financial Information.  Seller has provided to Buyer a statement of revenues and direct expenses, in each case attributable to the Product, for (x) the year ended December 31, 2015 and (y) for the six months ended June 30, 2016 (the “Statement”).  The Statement (i) has been prepared from the books and records of Seller and reflects only actual transactions, and (ii) fairly presents, in all material respects, the revenues and direct expenses, in each case attributable to the Products, for the period indicated.

3.1.6         [Intentionally Omitted]

3.1.7         No Litigation; Consents.

(a)           As of the Execution Date, (i) there is no Litigation pending or, to Seller’s Knowledge, threatened in writing against Seller or any of its Affiliates before any Governmental Authority in the Territory in respect of the Product Business, the Purchased Assets or the Licensed Intellectual Property, and (ii) there is no order or judgment of a Governmental Authority in the Territory to which Seller or any of its Affiliates is subject in respect of the Product Business, the Purchased Assets or Licensed Intellectual Property, except, in each case

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

((i) and (ii)), for such Litigation, orders and judgments that would not reasonably be expected to constitute a Material Adverse Effect.

(b)           Except for (i) consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to constitute a Material Adverse Effect, (ii) consents, permits, authorizations, declarations, filings or registrations that have become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates and (iii) items disclosed in Schedule 3.1.7(b) of the Disclosure Schedules, no notice to, filing with, permit of, authorization of, exemption by, or consent of, any Governmental Authority or other Person is required for Seller to consummate the transactions contemplated hereby or by the Ancillary Agreements.

3.1.8         Purchased Assets.  Seller has, or its Affiliates have, good title to, or valid contract rights in, as applicable, the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

3.1.9         Compliance with Law.  Except as set forth on Schedule 3.1.9, Seller and its Affiliates, with respect to the operation of the Product Business, are and during the two years prior to the Execution Date have been in compliance with all applicable Laws in the Territory in all material respects, including (a) any applicable Laws governing the approval, Manufacture, sale, marketing, promotion, or distribution of drugs and the purchase or prescription of or reimbursement for drugs by any Governmental Authority, private health plan or other Person, and (b) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §78 et seq.).  During the two years prior to the Execution Date, neither Seller nor any of its Affiliates has received any written notices of any alleged violation of any Law with respect to the Product Business, the Purchased Assets, the Purchased Intellectual Property, the Licensed Intellectual Property or the Assumed Liabilities.

3.1.10      Regulatory Matters.

(a)           Seller, or an Affiliate of Seller, possesses or has a right of reference to all Purchased Regulatory Approvals.  The Purchased Regulatory Approvals are in full force and effect.  No proceeding is pending or, to Seller’s Knowledge, threatened in writing, regarding the revocation of any Purchased Regulatory Approval.  As of the Execution Date, neither Seller nor its Affiliates has received any written communication from any Governmental Authority threatening to withdraw or suspend any Purchased Regulatory Approval.  Neither Seller nor any of its Affiliates is in material violation of the terms of any Purchased Regulatory Approval.

(b)           Except as set forth on Schedule 3.1.10(b), during the two years prior to the Execution Date, there has not been any product recall or market withdrawal or replacement conducted by or on behalf of Seller concerning the Product or, to Seller’s Knowledge, any product recall, market withdrawal or replacement conducted by or on behalf of any Third Party as a result of any alleged defect in the Product.  Seller has made available to Buyer copies of material complaints and notices of alleged defect or adverse reaction with

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

respect to the Product that have been received in writing by Seller and its Affiliates during the two years prior to the Execution Date.

(c)           During the two years prior to the Execution Date, to Seller’s Knowledge, the Product distributed and sold in the Territory and has been Manufactured in compliance in all material respects with applicable Law, including cGMP, and applicable Regulatory Approvals.  None of Seller, any Affiliate of Seller or, to Seller’s Knowledge, any Third Party engaged by Seller in connection with the Manufacture of the Product for distribution and sale in the Territory has received in the two years prior to the Execution Date or is subject to a Warning Letter (as defined in the Act) or similar sanction issued by Health Canada with respect to any facility Manufacturing the Product for distribution and sale in the Territory.

3.1.11      Debarred Personnel.  During the two years prior to the Execution Date, none of Seller or any of its Affiliates or employees or, to Seller’s Knowledge, any consultant who has undertaken activities for or on behalf of the Product Business, has been debarred or deemed subject to debarment pursuant to Section 306 of the Act nor, to Seller’s Knowledge, are any such Persons the subject of a conviction described in such section.

3.1.12      Intellectual Property.

(a)           Seller or one of its Affiliates owns, or otherwise has the right to use, the Purchased Intellectual Property and the Licensed Intellectual Property and has the right to license the Licensed Intellectual Property to Buyer in the Territory in accordance with the License Agreement and to transfer the Purchased Intellectual Property to Buyer hereunder.

(b)           Schedule 3.1.12(b) sets forth a true and complete list of the Purchased Intellectual Property and Licensed Intellectual Property owned by Seller that has not expired or been abandoned and has issued, been registered or granted or that is the subject of an application for registration, issuance or grant in the Territory (“Owned Registered Product IP”).  All maintenance fees, annuity fees or renewal fees for such Owned Registered Product IP in the Territory that are due and payable have been paid.

(c)           Except as set forth in Schedule 3.1.12(c), none of the Purchased Patents is involved in any material Litigation, reissue, interference, reexamination or opposition.

(d)           Except as set forth in Schedule 3.1.12(d), none of the Purchased Copyrights, Licensed Trademarks or Purchased Domain Names or registrations or applications to use or register such items is involved in any Litigation, cancellation, nullification, interference, concurrent use or opposition proceeding that would have a Material Adverse Effect.

(e)           To Seller’s Knowledge, the conduct of the Product Business as conducted as of the Execution Date does not infringe or misappropriate any Third Party’s intellectual property rights in the Territory.  No Litigation is pending or, to Seller’s Knowledge, threatened in writing against Seller (i) based upon, challenging or seeking to deny or restrict the use of any of the Purchased Intellectual Property or the Licensed Intellectual Property, (ii) alleging that Seller’s conduct of the Product Business infringes or misappropriates the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

intellectual property rights of any Third Party in the Territory, or (iii) asserting a Paragraph IV Notification under 21 U.S.C. 355(j)(2)(B) relative to any Patent Rights listed in any Regulatory Approval held by Seller.

(f)            Seller has not granted any licenses, sublicenses, covenants not to sue or other rights in or with respect to the Licensed Trademarks or Purchased Intellectual Property in the Territory to any Third Parties, and, to Seller’s Knowledge, no Third Party is engaging in any activity that infringes or misappropriates the Owned Registered Product IP in the Territory.

(g)           Seller and, as applicable, Seller’s Affiliates, have taken reasonable measures to maintain in confidence all Licensed Know-How and to protect the secrecy, confidentiality and value of any trade secrets included within the Licensed Know-How.

3.1.13      Inventory.  In the six months prior to the Execution Date, other than in the ordinary course of business, Seller has not materially altered its practices with respect to the amounts of inventory of Product for sale in the Territory held by wholesalers.

3.1.14      Product Liability.  There are no pending or, to Seller’s Knowledge, threatened, product liability claims by any Third Party against Seller or any of its Affiliates (whether based on contract or tort and whether relating to personal injury including death, property damage or economic loss) arising from the development, marketing or sale of the Product by Seller or any of its Affiliates.

3.1.15      Contracts.  There are no material Contracts exclusively relating to the Product Business that are in effect as of the date hereof.

3.2          Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

3.2.1         Entity Status. Buyer is a designated activities company, duly formed, validly existing and in good standing under the laws of Ireland.  Parent Guarantor is a corporation, duly formed, validly existing and in good standing under the laws of British Columbia.  Each Affiliate of Buyer is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2.2         Authority.

(a)           Buyer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the necessary corporate actions of Buyer.  This Agreement (assuming the due authorization, execution and delivery hereof by Seller) constitutes and each Ancillary Agreement to which Buyer will be a party, when executed and delivered by Buyer (assuming the due

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

authorization, execution and delivery thereof by each other person thereto), will constitute, the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

(b)                                 Each Affiliate of Buyer that will enter into an Ancillary Agreement has the requisite entity power and authority to perform its obligations under each Ancillary Agreement to which it will be a party and to consummate the transactions contemplated thereby.  The execution and delivery of the Ancillary Agreements to which any Affiliate of Buyer will be a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary organizational actions of such Affiliate.  Each Ancillary Agreement, when executed and delivered by an Affiliate of Buyer that is a party thereto (assuming the due authorization, execution and delivery thereof by each other person thereto), will constitute the valid and legally binding obligation of such Affiliate, enforceable against such Affiliate in accordance with its terms, subject to the Enforceability Exceptions.

3.2.3                          Non-Contravention.  The execution, delivery and performance by Buyer of this Agreement and of each Ancillary Agreement to which it is a party and the execution, delivery and performance by each Affiliate of Buyer of each Ancillary Agreement to which such Affiliate is a party do not and will not (a) violate the certificate of incorporation, certificate of formation, bylaws, operating agreements, or comparable organizational documents, of Buyer or such Affiliate, as applicable, (b) violate any Law or other restriction of any Governmental Authority applicable to Buyer or such Affiliate, as applicable, (c) violate, breach or constitute a default under or result in the termination of any material Contract to which Buyer or any of its Affiliates is a party, or (d) violate any order or judgment of a Governmental Authority to which Buyer or any of its Affiliates is subject, except, in the case of (b) or (c), for such violations, breaches, defaults or terminations that would not reasonably be expected to constitute a Buyer Material Adverse Effect.

3.2.4                          No Broker.  There is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Buyer or its Affiliates that is entitled to receive any brokerage or finder’s or financial advisory fee from Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

3.2.5                          No Litigation; Consents.

(a)                                 As of the Execution Date, (i) there is no Litigation pending or, to the knowledge of Buyer, threatened in writing against Buyer or any of its Affiliates before any Governmental Authority, and (ii) there is no order or judgment of a Governmental Authority to which Buyer or any of its Affiliates is subject, except, in each case ((i) and (ii) immediately above) for such Litigation, orders and judgments that would not reasonably be expected to constitute a Buyer Material Adverse Effect.

(b)                                 Except for (i) consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to constitute a Buyer Material Adverse Effect, and (ii) consents, permits, authorizations, declarations, filings or registrations that have become applicable solely as a result

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

of the specific regulatory status of Seller or its Affiliate, no notice to, filing with, permit of, authorization of, exemption by, or consent of, any Governmental Authority or other Person is required for Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements.

3.2.6                          Debarred Personnel.  Neither Buyer nor any of its Affiliates nor any of Buyer’s or its Affiliates’ employees or consultants has been debarred or deemed subject to debarment pursuant to Section 306 of the Act nor, to the knowledge of Buyer, are any such Persons the subject of a conviction described in such section.

3.2.7                          Financial Capacity; Solvency.

(a)                                 Immediately prior to and at the Closing, Buyer will have immediately available cash that is sufficient to enable it to pay the full consideration payable hereunder and to make all other payments required to be made by Buyer in connection with the transactions contemplated hereby and by the Ancillary Agreements and to pay all related fees and expenses of Buyer and its Affiliates as described herein and in the Ancillary Agreements.

(b)                                 After giving effect to the transactions contemplated hereby, including the payment of the Purchase Price and all other amounts required to be paid by Buyer and its Affiliates in connection with the consummation of the transactions contemplated hereby, including the payment of all related fees and expenses, Buyer will not (i) be insolvent (because (A) Buyer’s financial condition is such that the sum of its debts is greater than the fair value of its assets, (B) the present fair saleable value of Buyer’s assets will be less than the amount required to pay Buyer’s probable liability on its debts as they become absolute and matured or (C) Buyer is unable to pay all of its debts as and when they become due and payable), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

3.2.8                          Compliance with Applicable Law.  Buyer is aware of applicable Laws relating to marketing, distribution and sale of the Product in the Territory, and can legally import, export,  store, market, distribute and sell the Product in the Territory immediately as of the Closing.

3.2.9                          Knowledge of Misrepresentations or Omissions.  Buyer does not have any knowledge that any of the representations or warranties of Seller made in Section 3.1 of this Agreement are not true and correct.  Buyer does not have any knowledge of any material errors in, or material omissions from, the Disclosure Schedules.

3.3                               Exclusivity of Representations.  Buyer acknowledges and agrees that, except for the express representations and warranties contained in Section 3.1, (a) Seller has made no representation or warranty whatsoever herein or otherwise related to the transactions contemplated hereby and (b) Buyer has not relied on any representation or warranty, express or implied, in connection with the transactions contemplated hereby.  Without limiting the generality of the foregoing, Buyer acknowledges and agrees that, except as expressly provided in this Agreement, Buyer is acquiring the Purchased Assets and assuming the Assumed Liabilities

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(including, for clarity, the Purchased Product Promotional Materials) and the Transferred Inventory on an “as is, where is” basis without any express or implied warranties, either in fact or by operation of law, by statute or otherwise, including any warranty as to quality, the fitness for a particular purpose, merchantability, condition of the Purchased Assets or the Transferred Inventory or as to any other matter. Buyer acknowledges that it has been permitted full access to the books and records of the Product Business that it has desired or requested to see and review, and that it has had a full opportunity to meet with employees of Seller and its Affiliates to discuss the Product Business, the Product, the Purchased Assets and the Assumed Liabilities.  Except as expressly set forth in any representation or warranty in Section 3.1, Buyer acknowledges and agrees that it and other Buyer Indemnitees shall have no claim or right to indemnification pursuant to Article 5 (or otherwise) with respect to any information, documents, or materials furnished to or for Buyer by Seller or any of its Affiliates or any of their respective officers, directors, employees, agents or advisors, including any information, documents, or material made available to Buyer in any “data room,” management presentation, or any other form in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.  Buyer has received and may continue to receive from Seller and its Affiliates certain estimates, projections, plans, budgets and other forecasts for the Product Business.  Buyer acknowledges that these estimates, projections, forecasts, plans and budgets, and the assumptions on which they are based, were prepared for specific purposes and may vary significantly from each other.  Further, Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it (including the reasonableness of the underlying assumptions) and that Buyer is not relying on any estimates, projections, forecasts, plans or budgets made available or otherwise furnished by Seller or its Affiliates, and Buyer shall not, and shall cause its Affiliates not to, hold any such Person liable with respect thereto (whether in warranty, contract, tort (including negligence or strict liability) or otherwise).  Notwithstanding the foregoing, nothing set forth herein shall limit or otherwise impair the rights of the Buyer under this Agreement or applicable Law arising out of fraud.

3.4                               Acknowledgments Regarding Seller’s Representations and Warranties.  Buyer acknowledges and agrees that (a) Section 3.1.7(a) does not address Litigation related to regulatory matters, which is the subject of Section 3.1.10 or Litigation related to intellectual property, which is the subject of Section 3.1.12; and (b) Section 3.1.9 does not address regulatory matters, which are the subject of Section 3.1.10.

ARTICLE 4
ADDITIONAL COVENANTS

4.1                               Cooperation in Litigation and Investigations.  Subject to Section 4.4 and except as set forth in any Ancillary Agreement, from and after the Closing Date, Buyer and Seller shall reasonably cooperate with each other in the defense or prosecution of any Litigation, examination or audit instituted prior to the Closing or that may be instituted thereafter against or by either Party relating to or arising out of the conduct of the Product Business or the Exploitation or Manufacture of the Product prior to or after the Closing (other than Litigation

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

between Buyer and Seller or their respective Affiliates arising out of the transactions contemplated hereby or by the Ancillary Agreements).  In connection therewith, and except as set forth in any Ancillary Agreement, from and after the Closing, each of Seller and Buyer shall make available to the other during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting its business, all records relating exclusively to the Purchased Assets, the Licensed Intellectual Property, the Assumed Liabilities or the Excluded Liabilities held by it and reasonably necessary to permit the defense or investigation of any such Litigation, examination or audit (other than Litigation between Buyer and Seller or their respective Affiliates arising out of the transactions contemplated hereby or by the Ancillary Agreements, with respect to which applicable rules of discovery shall apply), and shall preserve and retain all such records for the length of time contemplated by its standard record retention policies and schedules; provided, that neither party shall be required to make available such documents if such disclosure could, in such party’s reasonable discretion, (a) violate applicable Law or any binding agreement (including any confidentiality agreement to which such party or any of its Affiliates is a party), provided, that such party uses reasonable best efforts to obtain waivers thereof, (b) jeopardize any attorney/client privilege or other established legal privilege or (c) disclose any trade secrets.  The Party requesting such cooperation shall pay the reasonable out-of-pocket costs and expenses of providing such cooperation incurred by the Party providing such cooperation (including legal fees and disbursements) and by its officers, directors, employees and agents, and any applicable Taxes in connection therewith.

4.2                               Further Assurances.

4.2.1                          Each of Seller and Buyer shall, at any time or from time to time after the Closing, at the reasonable request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in order to (i) vest in Buyer all of Seller’s right, title and interest in and to the Purchased Assets as contemplated hereby, (ii) effectuate Buyer’s assumption of the Assumed Liabilities and (iii) grant to each Party all rights contemplated herein to be granted to such Party under the Ancillary Agreements; provided, however, that after the Closing, apart from such foregoing customary further assurances, neither Seller nor Buyer shall have any other obligations except as specifically set forth and described herein or in the Ancillary Agreements.  Without limitation of the foregoing, except as expressly set forth herein or in the Ancillary Agreements, neither Seller nor Buyer shall have any obligation to assist or otherwise participate in the amendment or supplementation of the Purchased Regulatory Approvals or otherwise to participate in any filings or other activities relating to the Purchased Regulatory Approvals other than as necessary to effect the assignment thereof to Buyer in connection with the Closing pursuant to this Agreement.

4.2.2                          To the extent that Seller’s rights under any Purchased Asset may not be assigned without the approval, consent or waiver of another Person and such approval, consent or waiver has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful.  If any such approval, consent or waiver shall not have been obtained prior to the Closing, Seller shall, until the TSA End Date, (a) use its commercially reasonable efforts to assist

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

and cooperate with Buyer in order for Buyer to obtain such necessary approvals, consents and waivers to the assignment and transfer thereof; provided, that neither Seller nor any of its Affiliates shall be required to pay money to any Third Party, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with such efforts; and (b) until any such approval, consent or waiver is obtained and the related Purchased Asset is transferred and assigned to Buyer or Buyer’s designee, use its commercially reasonable efforts to provide to Buyer substantially comparable benefits thereof and enforce, at the reasonable request of and for the account of Buyer, any rights of Seller arising under any such Purchased Asset against any Person.  To the extent that Buyer is provided with benefits of any such Purchased Asset, Buyer shall perform the obligations of Seller thereunder.

4.2.3                          Buyer agrees that Seller and its Affiliates shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any approval, consent or waiver that may be required in connection with this Agreement or because of the termination of any Contract as a result thereof.  Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (a) the failure to obtain any such approval, consent or waiver, (b) any such termination or (c) any action commenced or threatened in writing by or on behalf of any Person arising out of or relating to the failure to obtain any such approval, consent or waiver or any such termination.  Prior to the Closing, Buyer shall cooperate with Seller, upon the reasonable request of Seller, in any reasonable manner in connection with Seller obtaining any necessary approval, consent or waiver; provided, that such cooperation shall not include any requirement of Buyer or any of its Affiliates to pay money to any Third Party, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with such efforts.

4.3                               Publicity.

4.3.1                          No public announcement related to this Agreement or the transactions contemplated herein will be issued without the joint approval of Seller and Buyer, which approval shall not be unreasonably withheld, conditioned or delayed, except in any public disclosure which either Seller or Buyer, in its good faith judgment, believes is required by applicable Law or by any stock exchange on which its securities or those of its Affiliates are listed.  If either Party, in its good faith judgment, believes any additional disclosure regarding this Agreement or any Ancillary Agreement is required by Law, such Party shall consult with the other Party and its Representatives, and consider in good faith any revisions proposed by the other Party or its Representatives, as applicable, prior to making (or prior to any of its Affiliates making) such disclosure, and shall limit such disclosure to only that information which is legally required to be disclosed.  Notwithstanding the foregoing, without the approval of the other Party, Buyer and Seller and their respective Affiliates may, following the Execution Date and subject to the other terms and conditions of this Agreement (including Section 4.3.2, Section 4.3.3 and Section 4.4), (a) communicate with Governmental Authorities and (b) make public announcements and engage in public communications regarding this Agreement, the Ancillary Agreements and the transactions contemplated hereby or by the Ancillary Agreements to the extent such announcements or communications are consistent with a communications plan

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

agreed upon by Seller and Buyer or the Parties’ prior public communications made in compliance with this Section 4.3.1.

4.3.2                          Notwithstanding Section 4.3.1, the Parties agree that this Agreement and the Ancillary Agreements (and the exhibits and schedules hereto and thereto) and pro forma or carveout financial statements relating to the Product or the Product Business, and any descriptions of the foregoing (collectively, the “Sensitive Information”) may contain competitively sensitive information, the public disclosure of which would be competitively harmful.  The Parties agree that each Party shall notify the other party prior to disclosing, filing or furnishing any Sensitive Information with the United States Securities and Exchange Commission or any counterpart under any foreign jurisdiction (a “Securities Regulator”), including as an exhibit to any registration statement or periodic report filed with a Securities Regulator, and shall give the other Party a reasonable opportunity to review and comment upon (a) any confidential treatment request to be submitted by the disclosing, filing or furnishing party with a Securities Regulator related to the Sensitive Information, (b) any redacted form of the Sensitive Information that the filing party intends to disclose, file or furnish in accordance with any other applicable Law and (c) any proposed public disclosure relating to the Sensitive Information.  The disclosing, filing or furnishing Party shall use its reasonable best efforts to ensure that all information reasonably requested by the non-disclosing, non-filing or non-furnishing party to be added to a confidential treatment request or redacted, as the case may be, is so added or redacted.  The redactions and requests for confidential treatment shall be made in a manner consistent with applicable Securities Regulator’s regulations and guidance.  Each request shall seek the longest confidentiality term possible.  Any confidentiality request shall be submitted to and subject to the non-disclosing, non-filing or non-furnishing party’s reasonable approval in advance of filing or furnishing.

4.3.3                          Unless required by applicable Law, neither Buyer nor any of its Affiliates shall disclose, furnish or file any Sensitive Information with any Securities Regulator.  If Buyer or its Affiliates are required by applicable Law to disclose, furnish or file any Sensitive Information, Buyer shall promptly reimburse Seller and its Affiliates for any costs and expenses (including reasonable attorneys’ and accountant fees) arising in connection with Section 4.3.2.

4.4                               Confidentiality.

4.4.1                          The Confidentiality Agreement shall govern the respective rights and obligations of the Parties and their respective Affiliates and Representatives with respect to Confidential Information (as defined in the Confidentiality Agreement) during the Pre-Closing Period.  From and after the Closing, all Confidential Information provided by one Party (or its Representatives or Affiliates) (collectively, the “Disclosing Party”) to the other Party (or its Representatives or Affiliates) (collectively, the “Receiving Party”) shall be subject to and treated in accordance with the terms of this Section 4.4.  As used in this Section 4.4, “Confidential Information” means (a) all information disclosed to the Receiving Party by the Disclosing Party in connection with this Agreement or any Ancillary Agreement, including all information with respect to the Disclosing Party’s licensors, licensees or Affiliates, (b) all information disclosed to the Receiving Party by the Disclosing Party under the Confidentiality Agreement and (c) all memoranda, notes, analyses, compilations, studies and other materials

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

prepared by or for the Receiving Party to the extent containing or reflecting the information in the preceding clause (a) or (b).  Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by competent written documentation:

(i)                                    was already known to the Receiving Party other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(ii)                                was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii)                            became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement or the Confidentiality Agreement;

(iv)                             is subsequently disclosed to the Receiving Party by a Third Party without obligations of confidentiality with respect thereto; or

(v)                                 is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Confidential Information.

4.4.2                          The Confidentiality Agreement shall expire and be of no further force and effect upon the Closing; provided, however, such expiration of the Confidentiality Agreement shall in no way prejudice or adversely affect Seller’s ability after the Closing to seek damages, or any other remedy available to Seller, with respect to a violation by Buyer (or its Affiliates or Representatives) of the Confidentiality Agreement relating to Confidential Information (as defined therein) prior to the Closing.

4.4.3                          From and after the Closing, (a) all Confidential Information obtained by Seller (or its Affiliates or Representatives) from Buyer (or its Affiliates or Representatives) constituting the Purchased Assets, and (b) all Confidential Information relating exclusively to the Purchased Assets and the Assumed Liabilities (other than Confidential Information relating to the Licensed Intellectual Property) (collectively, the “Buyer Confidential Information”), shall be deemed to be Confidential Information disclosed by Buyer to Seller (or its Affiliates or Representatives) for purposes of this Section 4.4 without regard to subsections (i) or (iv) of the last sentence of Section 4.4.1 and during the period from the Closing through the fifth anniversary of the Closing Date (the “Confidentiality Period”) shall be used by Seller (or its Affiliates or Representatives) solely as required to (i) perform their respective obligations or exercise or enforce their respective rights under this Agreement, any Ancillary Agreement, including to undertake Manufacturing activities in support of Buyer’s operations, or any other agreement related to the Product pursuant to which Seller or any of its Affiliates obtains rights to the Licensed Intellectual Property, (ii) operate the business of Seller and its Affiliates, including the Seller Business, or (iii) comply with applicable Law or its or its Affiliates’ respective regulatory, stock exchange, Tax or financing reporting requirements (each of (i) through (iii), a “Seller Permitted Purpose”), and for no other purpose.  Until the expiration of the Confidentiality Period, Seller shall not disclose, or permit the disclosure of, any of the Buyer Confidential Information to any Person except those Persons to whom such disclosure is

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

necessary in connection with any Seller Permitted Purpose and who are advised of the confidential nature of the Confidential Information and directed to comply with the confidentiality and non-use obligations under this Section 5.4.  Seller shall treat, and will cause its Affiliates and the Representatives of Seller or any of its Affiliates to treat, the Buyer Confidential Information as confidential, using the same degree of care as Seller normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.  Seller shall be responsible for any use or disclosure of Buyer Confidential Information by any of Seller’s Affiliates or Representatives that would breach this Section 5.4 if such Affiliate or Representative was a party hereto.

4.4.4                          During the Confidentiality Period, all Confidential Information obtained by Buyer (or its Affiliates or Representatives) from Seller (or its Affiliates or Representatives) other than the Buyer Confidential Information (the “Seller Confidential Information”) shall be used by Buyer (or its Affiliates or Representatives)  solely as required to (a) perform their respective obligations or exercise or enforce their respective rights under this Agreement or any Ancillary Agreement, or (b) comply with applicable Law or its or its Affiliates’ respective regulatory, stock exchange, Tax or financing reporting requirements (each of (a) and (b), a “Buyer Permitted Purpose”), and for no other purpose.  During the Confidentiality Period, Buyer shall not disclose, or permit the disclosure of, any Seller Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with a Buyer Permitted Purpose and who are advised of the confidential nature of the Confidential Information and directed to comply with the confidentiality and non-use obligations under this Section 5.4.  Buyer shall treat, and will cause its Affiliates and the Representatives of Buyer or any of its Affiliates to treat, Seller Confidential Information as confidential, using the same degree of care as Buyer normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.  Buyer shall be responsible for any use or disclosure of Seller Confidential Information by any of Buyer’s Affiliates or Representatives that would breach this Section 5.4 if such Affiliate or Representative was a party hereto.

4.4.5                          In the event either Party is requested pursuant to, or required by, applicable Law to disclose any of the other Party’s Confidential Information (i.e., Seller Confidential Information or Buyer Confidential Information, as applicable), it will notify the other Party in a timely manner so that such Party may seek a protective order or other appropriate remedy or, in such Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement.  Each Party will cooperate in all reasonable respects in connection with any reasonable actions to be taken for the foregoing purpose.  In any event, the Party requested or required to disclose such Confidential Information may furnish it as requested or required pursuant to applicable Law (subject to any such protective order or other appropriate remedy) without liability hereunder, provided that such Party furnishes only that portion of the Confidential Information which such Party is advised by an opinion of its counsel is legally required, and such Party exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

4.4.6                          Nothing in this Section 4.4 shall be construed as preventing or in any way inhibiting either Party from complying with applicable Law governing activities and obligations undertaken pursuant to this Agreement or any Ancillary Agreement in any manner which it reasonably deems appropriate.

4.5                               Regulatory Transfers.  Except to the extent provided otherwise in the Transition Services Agreement, Buyer and Seller shall (a) cooperate with one another and use their respective reasonable best efforts to complete, execute and file with the applicable Governmental Authorities all documentation required to effect the transfer of the Purchased Regulatory Approvals as soon as reasonably practicable following the Closing; (b) without limiting the foregoing, file the Buyer FDA Transfer Letter and the Seller FDA Transfer Letter, respectively, with FDA promptly, but in any event within five Business Days, after the Closing Date; and (c) without limiting the foregoing, file the Buyer Health Canada Transfer Letter and the Seller Health Canada Transfer Letter, respectively with Health Canada promptly, but in any event within five Business Days, after the Closing Date.  Except to the extent provided otherwise in the Transition Services Agreement, transfer of title to the Purchased Regulatory Approvals shall be effective as of the Closing.  For clarity, Buyer shall be responsible for all out-of-pocket costs incurred in connection with any regulatory transfers contemplated in this Section 4.5 and in Section 4.6, including without limitation, costs arising from procurement of certain ancillary documents, registration file transfer, document transfer, archive copying and document legalization.

4.6                               Regulatory Responsibilities.

4.6.1                          NDC.  Promptly following the Execution Date, but in any event no later than six months following the Closing Date, Buyer shall obtain its own NDC for the Product and shall have in place, all resources such that sales of the Product in the Territory can be accomplished under the NDCs of Buyer. Following the TSA End Date, neither Seller, nor any of its respective Affiliates or its or its Affiliates’, licensees or sublicensees shall distribute or sell any Product in the Territory labeled with Seller’s NDC.

4.6.2                          Other Regulatory Responsibilities.  Except as required by a Party to comply with applicable Law or to exercise its rights and obligations hereunder or under any Ancillary Agreement, from and after the Closing, Buyer shall have the sole right and responsibility for (and shall bear the cost of) preparing, obtaining and maintaining all Regulatory Approvals, and for conducting communications with Governmental Authorities of competent jurisdiction, for the Subject Products in the Territory.  Without limitation of the foregoing, promptly following the Closing, but in any event within such periods required by applicable Law, Buyer shall obtain, with respect to the Territory, such Regulatory Approvals as are necessary for Buyer’s own labeling of the Product and shall comply with such Regulatory Approvals upon receipt thereof.

4.6.3                          Right of Reference.  Effective from and after the Closing, Buyer hereby grants to Seller, on behalf of itself and its Affiliates, licensees, sublicensees, licensors and distributors, a perpetual, irrevocable, worldwide, exclusive, royalty-free and non-transferable license and right of reference (with a right to grant sublicenses and further rights of reference) to

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

the Buyer Regulatory Documentation and the Purchased Regulatory Documentation, as may be necessary or useful to (a) exercise Seller’s and its Affiliates’ respective rights and perform its or their respective obligations under this Agreement or any Ancillary Agreement and (b) conduct the Seller Business.  Promptly following Seller’s request therefor, Buyer shall (i) provide to Seller copies of the Buyer Regulatory Documentation or Purchased Regulatory Documentation as shall be reasonably requested by Seller solely for purposes of (A) exercising Seller’s or its Affiliates’ respective rights or performing its or their respective obligations under this Agreement or any Ancillary Agreement or (B) conducting the Seller Business; and (ii) provide to Seller and to any Governmental Authority specified by Seller a letter, in the form reasonably requested by Seller, acknowledging that Seller and its Affiliates have the rights of reference to the Buyer Regulatory Documentation and Purchased Regulatory Documentation granted pursuant to Section 2.1.3 and this Section 4.6.3.

4.7                               Pharmacovigilance Obligations.

4.7.1                          Pharmacovigilance Agreement.  Promptly following the Execution Date, but in any event no later than 60 days following the Closing Date, the Parties shall discuss the exchange of safety information and negotiation of the Pharmacovigilance Agreement, which shall be agreed and executed by Seller and Buyer (or their respective Affiliates). The Pharmacovigilance Agreement will address the Parties’ responsibilities in the Territory in relation to:

(a)                                 adverse event reports with respect to the Product, including how such reporting shall be handled for initial, follow-up or periodic submission to Governmental Authorities of significant information on the Product;

(b)                                 arrangements for the exchange of serious and non-serious cases, including formats and timelines, periodic reports and answers to safety-related queries by Government Authorities; and

(c)                                  such other matters as the Parties may agree.

4.7.2                          Legacy Safety Data.  Seller shall provide Buyer an electronic copy of the MedWatch form for all legacy data of adverse events for the Product that is within Seller’s (or its Affiliate’s, as appropriate) possession, for inclusion in Buyer’s safety database for the Product.

4.7.3                          Exchange of Safety Information.  Following the Closing Date and continuing for so long as either Party holds an NDA for the Product and ending on the earlier of (a) the expiration or termination of the Supply Agreement and (b) the effectiveness of the Pharmacovigilance Agreement, each Party hereto agrees to notify the other Party of any information of which such Party becomes aware concerning any adverse events with respect to the Product.  Such notice shall be provided in English in the form of a processed CIOMS I or MedWatch within five calendar days of such Party becoming aware of such information where such potential adverse event is serious and associated with the clinical uses, studies, investigations, tests or marketing of the Product.  In the case of any other adverse event (non-serious expected or non-serious unexpected adverse event), such notice shall be provided in

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English within 10 calendar days of such Party becoming aware of such information or such adverse event is reported to a Party in connection with the clinical uses, studies, investigations, tests or marketing of such Product.

4.7.4                          Medical and Other Inquiries. Except to the extent otherwise provided in this Agreement or any Ancillary Agreement, from and after the Closing Date, Buyer (a) shall be responsible for handling and responding to all customer complaints and inquiries (including medical and non-medical inquiries) related to the Product used, marketed, distributed or sold in the Territory and (b) shall be responsible for all correspondence and communication with physicians and other health care professionals in the Territory relating to the Product.

4.8                               Commercialization.  Except to the extent otherwise provided in the Transition Services Agreement or the License Agreement, from and after the Closing Date and without limitation to the obligations of Buyer set forth in Sections 2.3.2(b) and 2.3.3(d), (a) Buyer, at its own cost and expense, shall be responsible for and have sole discretion over the commercialization, marketing strategy, promotion, distribution and sale of the Product in the Territory and shall independently determine and set prices for the Product in the Territory, including the selling price, volume discounts, rebates and similar matters; [***] (b) Buyer shall be responsible, at its own cost and expense, for all marketing, advertising and promotional materials related to the Product in the Territory; and (c) Buyer or its Affiliates shall be responsible for receiving and processing all orders, undertaking all invoicing, collection and receivables, and providing all customer service related to the sale of the Product in the Territory.

4.9                               Certain Tax Matters.

4.9.1                          Withholding Taxes.  The amounts payable by Buyer to Seller pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by applicable Law.  The Seller alone shall be responsible for paying any and all Taxes (other than withholding Taxes required to be paid by the Buyer) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  The Buyer shall deduct or withhold from the Payments any Taxes that it is required by applicable Law to deduct or withhold, and all such amounts deducted or withheld shall be treated for all purposes of this Agreement as having been paid to Seller.  Notwithstanding the foregoing, if the Seller is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it shall timely deliver to the Buyer or the appropriate Governmental Authority (with the assistance of the Buyer to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Buyer of its obligation to withhold Tax, and the Buyer shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be, to the extent it complies with the applicable Tax treaty.  If, in accordance with the foregoing, the Buyer withholds any amount, it shall make timely payment to the proper Taxing Authority of the withheld amount, and send to the Seller proof of such payment as soon as reasonably practicable.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

4.9.2                          Transfer Taxes and Apportioned Obligations.

(a)                                 All amounts payable hereunder or under any Ancillary Agreement are exclusive of all recordation, transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar Taxes imposed or levied by reason of, in connection with or attributable to this Agreement and the Ancillary Agreements or the transactions contemplated hereby and thereby (collectively, “Transfer Taxes”).  Buyer shall be solely responsible for the payment of all Transfer Taxes, and shall pay all amounts due and owing in respect of any Transfer Taxes, these amounts in addition to the sums otherwise payable, at the rate in force at the due time for payment or such other time as is stipulated under applicable Law.

(b)                                 All personal property and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between Seller and Buyer based on the number of days of such taxable period ending on the day prior to the Closing Date (such portion of such taxable period, the “Pre-Closing Tax Period”) and the number of days of such taxable period on and after the Closing Date (such portion of such taxable period, the “Post-Closing Tax Period”).  Seller shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Post-Closing Tax Period.

(c)                                  Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law.  The paying Party shall be entitled to reimbursement from the non-paying Party in accordance with Section 4.9.2(a) or Section 4.9.2(b), as the case may be.  Upon payment of any such Apportioned Obligation or Transfer Tax, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled under Section 4.9.2(a) or Section 4.9.2(b), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed.  The non-paying Party shall make such reimbursement promptly but in no event later than 10 calendar days after the presentation of such statement.

4.9.3                          Cooperation and Exchange of Information.  Each of Seller and Buyer shall (a) provide the other with such assistance as may reasonably be requested by the other (subject to reimbursement of reasonable out-of-pocket expenses) in connection with the preparation of any Tax Return, audit or other examination by any Taxing Authority or judicial or administrative proceeding relating to Liability for Taxes in connection with the Product Business or the Purchased Assets, (b) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination and (c) inform the other of any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

4.9.4                          Survival of Covenants.  The covenants contained in this Section 4.9 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof).

4.10                        Accounts Receivable and Payable.

4.10.1                   Accounts Receivable.  The Parties acknowledge and agree that all Accounts Receivable outstanding on the Closing Date shall remain the property of Seller or its Affiliates and shall be collected by Seller or its Affiliates subsequent to the Closing.  In the event that, subsequent to the Closing, Buyer or an Affiliate of Buyer receives any payments from any obligor with respect to an Account Receivable, then Buyer shall, within 30 days after receipt of such payment, remit the full amount of such payment to Seller.  In the case of the receipt by Buyer of any payment from any obligor of both Buyer and Seller then, unless otherwise specified by such obligor, such payment shall be remitted first to amounts owed to Seller with the excess, if any, applied to amounts owed to Buyer.  In the event that, subsequent to the Closing, Seller or any of its Affiliates receives any payments from any obligor with respect to an account receivable of Buyer for any period after the Closing Date, then Seller shall, within 30 days after receipt of such payment, remit the full amount of such payment to Buyer.  In the case of the receipt by Seller of any payment from any obligor of both Seller and Buyer then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Seller with the excess, if any, remitted to Buyer.

4.10.2                   Accounts Payable.  In the event that, subsequent to the Closing, Buyer or an Affiliate of Buyer receives any invoices from any Third Party with respect to any account payable of the Product Business outstanding prior to the Closing, then Buyer shall, within 30 days after receipt of such invoice, provide such invoice to Seller. In the event that, subsequent to the Closing, Seller or any of its Affiliates receives any invoices from any Third Party with respect to any account payable of Buyer or any of its Affiliates for any period after the Closing, then Seller shall, within 30 days after receipt of such invoice, provide such invoice to Buyer.

4.11                        Wrong Pockets.

4.11.1                   Assets.  For a period of up to six months after the Closing Date, if either Buyer or Seller becomes aware that any of the Purchased Assets has not been transferred to Buyer or that any of the Excluded Assets has been transferred to Buyer, it shall promptly notify the other and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, at the expense of Seller and with any necessary prior Third Party consent or approval, to (a) Buyer, in the case of any Purchased Asset which was not transferred to Buyer at the Closing; or (b) Seller, in the case of any Excluded Asset which was transferred to Buyer at the Closing.

4.11.2                   Payments.  If, on or after the Closing Date, either Party shall receive any payments or other funds due to the other pursuant to the terms of this Agreement or any Ancillary Agreement, then the Party receiving such funds shall, within 30 days after receipt of such funds, forward such funds to the proper Party.  The Parties acknowledge and agree there is no right of offset regarding such payments and a Party may not withhold funds received from

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

Third Parties for the account of the other Party in the event there is a dispute regarding any other issue under this Agreement or any of the Ancillary Agreements.

4.12                        Covenant Not to Sue.

4.12.1                   Effective as of the Closing, Buyer, on behalf of itself, its Affiliates and its and their respective transferees, successors and assigns (collectively, the “Buyer Group”), hereby irrevocably and perpetually covenants that no member of the Buyer Group shall, directly or indirectly, sue Seller or any of its Affiliates or any of its or their licensees, sublicensees, distributors or agents (collectively, the “Seller Group”), or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any action, suit or proceeding against any member of the Seller Group with respect to (a) any Exploitation or Manufacture by any member of the Seller Group of any Product (or any product that contains the same active pharmaceutical ingredient as the Product) outside the Territory, or (b) any Manufacture, research, development, use, holding, keeping, transport, disposition, import or export of any Product (or any product that contains the same active pharmaceutical ingredient as the Product) in the Territory in support of any Exploitation of the Product (or any product that contains the same active pharmaceutical ingredient as the Product) outside the Territory. Buyer shall bind any assignee or transferee of any of the Purchased Assets and any (sub)licensee with respect to the Product to adhere to the foregoing as if such assignee, transferee or (sub)licensee were the Buyer hereunder.  Nothing in this Section 4.12 shall prohibit Buyer from exercising any remedies available to it under this Agreement or any Ancillary Agreement as a result of any breach hereof or thereof by Seller of any of its Affiliates.

4.12.2                   Provided that no member of the Buyer Group is in material breach of this Agreement or any Ancillary Agreement, nor is involved in any Litigation with any member of the Seller Group, Seller, on behalf of itself and the Seller Group, shall not promote, encourage, initiate or participate in any attempt to challenge the validity or enforceability of any of the Purchased Patents.

4.12.3                   Nothing in this Section 4.12 shall prohibit Buyer or Seller from exercising any remedies available to it under this Agreement or any Ancillary Agreement as a result of any breach hereof or thereof by the other Party of any of its Affiliates.

4.13                        Noncompetition.

4.13.1                   Buyer shall not, and shall cause its Affiliates, licensees, sublicensees and distributors not to knowingly, (a) Exploit the Product or any of the Purchased Assets outside the Territory or (b) distribute, market, promote, offer for sale or sell the Product directly or indirectly to any Person inside the Territory that is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell the Product outside the Territory or assist another Person to do so.  If Buyer or any of its Affiliates receives, or becomes aware of receipt by a licensee, sublicensee or distributor of, any orders for the Product (or any product that contains the same active pharmaceutical ingredient as the Product) outside the Territory, such Person shall refer such orders to Seller.  Buyer and its Affiliates shall, and shall use their commercially reasonable

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

efforts to cause their respective licensees, sublicensees and distributors to notify Seller of any receipt of any orders for the Product outside the Territory.

4.13.2                   [***] shall not, and shall cause its Affiliates, licensees, sublicensees and distributors not to knowingly, (a) Exploit the Product (or any product that contains the same active pharmaceutical ingredient as the Product) or any of the Purchased Assets in the Territory or (b) distribute, market, promote, Manufacture, offer for sale or sell the Product (or any product that contains the same active pharmaceutical ingredient as the Product) directly or indirectly to any Person that is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell the Product (or any product that contains the same active pharmaceutical ingredient as the Product) in the Territory or assist another Person to do so.  If Seller or any of its Affiliates receives, or becomes aware of receipt by a licensee, sublicensee or distributor of, any orders for the Product (or any product that contains the same active pharmaceutical ingredient as the Product) for the Territory, such Person shall refer such orders to Buyer.  Seller and its Affiliates shall, and shall use their commercially reasonable efforts to cause their respective licensees, sublicensees and distributors to, notify Buyer of any receipt of any orders for the Product in the Territory.

4.14                        Incidental Crossover Within Territories. Notwithstanding anything in Section 4.13 to the contrary, each Party (the “IT Party”) acknowledges and agrees the advertising, promotion or marketing of the Product (or any product that contains the same active pharmaceutical ingredient as the Product) by the other Party (the “OT Party”), including the advertising, promotion and marketing of the Product through the use of the internet and pan-regional print advertisements and at conferences and seminars held in the OT Party’s territory, may reach Persons in the IT Party’s territory, and that the OT Party shall not be in breach of this Agreement for such activities so long as (a) the objective of such advertising, promotion or marketing of such OT Party is to reach Persons within its territory or otherwise to promote sales of the Product (or such other product that contains the same active pharmaceutical ingredient as the Product) (as applicable) in its territory (and, in each case, with respect to the Buyer, to the extent that the objective of such advertising, promotion or marketing is to promote sales of the Product in the Territory), and (b) the receipt by Persons located inside the IT Party’s territory of such advertising, promotion or marketing with respect to the Product (or such other product that contains the same active pharmaceutical ingredient as the Product) is merely incidental to the objectives of such advertising, promotion or marketing.  Further, the IT Party acknowledges that Product (or any product that contains the same active pharmaceutical ingredient as the Product) sold by the OT Party to distributors outside of the IT Party’s territory and intended for resale to end users outside of the IT Party’s territory may end up being resold (through, for example, an internet sales channel) to end users inside the IT Party’s territory, and that the OT Party shall not be in breach of this Agreement based on such resales so long as the OT Party or any of its Affiliates, licensee, sublicensees or distributors did not authorize such resales into the IT Party’s territory and, in the case of Buyer, complies with its obligations set forth in Section 4.13.

4.15                        Purchased Domain Name Obligations and Restrictions.

4.15.1                   From and following the Closing, Buyer shall be responsible for administering, managing, and maintaining the content of any website hosted at each Purchased

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

Domain Name.  For clarity, from and after Closing Date, Buyer shall be responsible for all registrations and registration maintenance (including payment of all maintenance fees) of the Purchased Domain Names.

4.15.2                   Buyer and its Affiliates shall have no right to host through any Purchased Domain Name any content that is intentionally directed to consumers or other Persons outside of the Territory.

4.15.3                   From time to time upon Seller or its Affiliates’ request, Buyer shall place hyperlink(s) on the home page of the websites hosted through the Purchased Domain Names, which hyperlinks shall be placed in a manner, form and style mutually agreeable to the Parties, to re-direct Internet users originating from outside the Territory to such website(s) as Seller may designate in writing.

4.16                        Quality Agreement.  Promptly following the Execution Date, but in any event no later than 30 days following the Closing Date, the Parties shall negotiate in good faith and use commercially reasonable efforts to enter into the Quality Agreement, which shall set forth the policies, procedures and standards by which the Parties and any Affiliates will coordinate and implement or cause its subcontractors to coordinate and implement the operation and quality assurance activities and regulatory compliance objectives contemplated under the Supply Agreement with respect to Supplied Product (as defined in the Supply Agreement).

4.17                        Product Liability Claims. From and after the Closing Date, as soon as it becomes aware, each Party shall give the other Party prompt written notice of any defect or alleged defect in a Product, any injury alleged to have occurred as a result of the use or application of a Product, and any circumstances that may give rise to Litigation relating to a Product recall or market withdrawal of a Product or regulatory action that reasonably would be expected to adversely affect the Exploitation of a Product, specifying, to the extent the Party has such information, the time, place and circumstances thereof and the names and addresses of the Persons involved.  Each Party also shall furnish promptly to the other Party copies of all documents received in respect of any Litigation arising out of such alleged defect, injury or regulatory action; provided, that neither Party shall be required to furnish such documents if such disclosure could, in such Party’s reasonable discretion, (a) violate applicable Law or any binding agreement entered into prior to the Closing Date (including any confidentiality agreement to which such Party is a party), provided, that such Party uses reasonable best efforts to obtain waivers thereof, (b) jeopardize any attorney/client privilege or other established legal privilege or (c) disclose any trade secrets.

4.18                        Third Party Investigational Studies.  Notwithstanding anything to the contrary set forth herein or in any Ancillary Agreement, Buyer agrees and acknowledges that Seller shall have the right to continue to provide the Product in formulations consistent with past practice for use in the third party investigational studies existing as of the Closing Date and included on Schedule 4.18 that receive Product.  For clarity, as between Seller and Buyer, Seller shall be solely responsible for the cost and expenses arising from such studies.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

4.19                        Financial Information.  No later than 50 days after the Closing Date, Seller shall provide Buyer with such financial information that is reasonably requested by Buyer to facilitate compliance by Buyer (or its ultimate parent company) with applicable law and rules and regulations promulgated by the U.S. Securities and Exchange Commission and the Ontario Securities Commission, including such financial information as is required for Buyer (or its ultimate parent company) to comply with Rule 3-05 and 8-02 of Regulation S-X and to prepare and file the Business Acquisition Report with the Ontario Securities Commission.  Seller shall also provide to Buyer such financial information that is reasonably requested by Buyer to facilitate compliance with U.S. Generally Accepted Accounting Principles (GAAP).  The reasonable out-of-pocket fees and expenses (including auditor’s fees) incurred by Seller in connection with the preparation and delivery of any financial information delivered by Seller at the request of Buyer or its Representatives, whether under this Section 4.19 or otherwise, including, for clarity, any audited financial information and whether before or after the 50-day period described above, shall be promptly reimbursed by Buyer, and in any event within 20 days, following the receipt of an invoice for payment together with reasonable supporting and back-up documentation relating thereto, which shall only consist of external audit fees incurred with respect to the preparation and delivery of the requested financial information.

4.20                        Purchased Patents.  If, within 12 months following the Closing, Buyer shall identify any Patent necessary to the Manufacture of the Product that is held by Seller or its Affiliates and that was used by Seller in the Product Business as of the Closing, Seller shall grant Buyer (a) an exclusive, royalty-free, non-transferable license (except in accordance with Section 10.8 of the License Agreement) to use such Patents solely for use in connection with the Exploitation of the Product in the Territory and (b) a non-exclusive, royalty-free, non-transferable license to use such Patents solely for use in connection with the Manufacture of the Product inside or outside the Territory, provided that if either Party reasonably believes such Patent was inadvertently excluded from the Purchased Patents hereunder, the Parties shall discuss an assignment of such Patent for use solely in the Territory (in lieu of a license).

4.21                        Acknowledgement regarding Subject Product and Generic Version of Product.  For clarity, Seller acknowledges and agrees that nothing set forth herein or in any Ancillary Agreement is intended to limit or prevent Buyer from Exploiting or developing any Subject Product or any Generic Version of the Product in the Territory.

ARTICLE 5
INDEMNIFICATION

5.1                               Indemnification.

5.1.1                          Indemnification by Seller.  Following the Closing, but subject to the provisions of this Article 5 and Section 6.10, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, and their respective officers, directors, employees and agents (collectively, “Buyer Indemnitees”) from and against, and compensate and reimburse the Buyer Indemnitees for, any and all Losses incurred by any Buyer Indemnitee arising out of or related to:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(a)                                 any breach by Seller of any of the representations or warranties made by Seller in Article 3 of this Agreement;

(b)                                 any failure of Seller to perform or any breach by Seller of any of its covenants, agreements or obligations contained in this Agreement;

(c)                                  any Excluded Liability or Excluded Asset; or

(d)                                 any failure of Seller to pay Apportioned Obligations allocated to Seller under Section 4.9.2.

5.1.2                          Indemnification by Buyer.  Following the Closing, but subject to the provisions of this Article 5 and Section 6.10, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates, and their respective officers, directors, employees and agents (collectively, “Seller Indemnitees”) from and against, and compensate and reimburse the Seller Indemnitees for, any and all Losses incurred by any Seller Indemnitee arising out of or related to:

(a)                                 any breach by Buyer of any of the representations or warranties made by Buyer in Article 3 of this Agreement;

(b)                                 any failure of Buyer to perform or any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement;

(c)                                  any Assumed Liability;

(d)                                 any failure of Buyer to pay Transfer Taxes or Apportioned Obligations allocated to Buyer under Section 4.9.2; or

(e)                                  the Exploitation of any Subject Product by or on behalf of Buyer, its Affiliates, licensees, Sublicensees or distributors following the Closing.

5.2                               Claim Procedure.

5.2.1                          Indemnification Claim Procedure.  Except as provided in Section 5.2.1 with respect to Third Party Claims, in the event of a claim made by a Buyer Indemnitee or a Seller Indemnitee (the “Indemnified Party”), the Indemnified Party shall give prompt written notice to the other Party (the “Indemnifying Party”), which notice (an “Indemnification Certificate”) shall: (a) state that the Indemnified Party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses that are subject to indemnification by the Indemnifying Party pursuant to Section 5.1.1 or Section 5.1.2, as applicable, and (b) specify in reasonable detail the individual items and amounts of such Losses, the date each such item was paid or properly accrued, or the basis for such anticipated Liability, and a description of the basis of such Indemnified Party’s claim for indemnification; provided, however, that the failure to give prompt notice shall not relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by any delay in receiving such notice.  In the event that the Indemnifying Party agrees to or is determined to have an obligation to reimburse the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

Indemnified Party for Losses as provided in this Article 5, the Indemnifying Party shall, subject to the provisions of Section 5.3, promptly (but, in any event, within 30 days following such agreement or determination) pay such amount to the Indemnified Party by wire transfer of immediately available funds to the account specified in writing by the Indemnified Party.  The Indemnifying Party may defer making such payment if it objects in a written statement to the claim made in the Indemnification Certificate and delivers such statement to the Indemnifying Party prior to the expiration of such 30-day period.  An Indemnifying Party’s failure to object within such 30-day period to any claim set forth in an Indemnification Certificate shall be deemed to be the Indemnifying Party’s acceptance of, and waiver of any objections to, such claim.  If an Indemnifying Party shall so object in writing to any claim or claims made in any Indemnification Certificate, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of 20 days following the Indemnified Party’s receipt of such objection notice to agree upon the respective rights of the parties with respect to each of such claims.  If no such agreement can be reached after such 20-day period of good faith negotiation, either the Indemnifying Party or the Indemnified Party may initiate Litigation for purposes of having the matter settled in accordance with the terms of this Agreement.

5.2.2                          Third Party Claim Procedure.  In the event an Indemnified Party becomes aware of a claim made by a Third Party (including any action or proceeding commenced or threatened to be commenced by any Third Party) (each a “Third Party Claim”) that such Indemnified Party reasonably believes may result in an indemnification claim pursuant to Section 5.1, such Indemnified Party shall promptly (and in any event within five Business Days after becoming aware of such claim) notify the Indemnifying Party in writing of such claim (such notice, the “Claim Notice”).  The Claim Notice shall be accompanied by reasonable supporting documentation submitted by the Third Party making such claim and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Claim and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in delivering a Claim Notice shall relieve the Indemnifying Party from any Liability hereunder except to the extent of any damage or Liability caused by or arising out of such delay or failure.  Within 30 days after receipt of any Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the Third Party Claim referred to therein at the Indemnifying Party’s sole cost and expense (which shall be subject to Section 5.3) with counsel reasonably satisfactory to the Indemnified Party; provided that notwithstanding anything to the contrary set forth herein, with respect to any Third Party Claim relating to an Excluded Liability, Seller shall control the defense and have the right to select counsel in its sole discretion.

5.2.3                          If the Indemnifying Party does not so assume control of the defense of such Third Party Claim, the Indemnified Party shall control the defense of such Third Party Claim.  The Party not controlling the defense of such claim (the “Non-Controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of the defense of such claim and the Indemnifying Party and the Indemnified Party have materially conflicting interests or different defenses available with respect to such Third Party Claim that cause the Indemnified Party to hire its own separate counsel with respect to such proceeding, the reasonable fees and expenses of a single counsel to the Indemnified Party shall

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

be considered “Losses” for purposes of this Agreement.  The Party controlling the defense of a Third Party Claim (the “Controlling Party”) shall keep the Non-Controlling Party reasonably advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto.  The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Claim (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Claim; provided, that neither the Controlling Party nor the Non-Controlling Party will be required to furnish any such information which would (in the reasonable judgment of such Party upon advice of counsel) be reasonably likely to (a) waive any privileges, including the attorney-client privilege, held by such Party or any of its Affiliates or (b) breach any duty of confidentiality owed to any Person (whether such duty arises contractually, statutorily or otherwise) or any Contract with any other Person or violate any applicable Law (provided, that such Party shall use reasonable best efforts to obtain any required consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney-client privilege) to permit such access).  Neither the Indemnified Party nor the Indemnifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other such Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Indemnified Party shall not be required with respect to any such settlement or judgment if the Indemnifying Party agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment (net of the applicable deductible amount specified in Section 5.3.1) and such settlement or judgment includes no admission of liability by or other obligation on the part of the Indemnified Party and includes a complete release of the Indemnified Party from further Liability.

5.3                               Limitations on Indemnification.

5.3.1                          The provisions for indemnity under Section 5.1.1(a) shall be effective only (a) for any individual claim or series of related claims arising from the same facts and circumstances where the Loss exceeds $100,000 and (b) when the aggregate amount of all Losses for claims or series of related claims arising from the same facts and circumstances in excess of $100,000 for which indemnification is sought from Seller exceeds $250,000, in which case such Buyer Indemnitee shall be entitled to indemnification of such Buyer Indemnitee’s Losses in excess thereof.  In no event shall Seller have aggregate liability in excess of five percent of the Aggregate Payments for indemnification under Section 5.1.1(a) and Section 5.1.2(a); provided, however, that (x) the foregoing limitations on indemnification under this Section 5.3.1 shall not apply to breaches of any Fundamental Rep and (y) Seller shall not have liability for indemnification hereunder and under the License Agreement for any amount exceeding, in the aggregate, the Purchase Price.  Notwithstanding anything to the contrary, no party shall be liable for any Loss to the extent arising from (a) a change in accounting or taxation Law, policy or practice made after the Closing, other than a change required to comply with any Law, policy or practice in effect on the Execution Date, (b) any Law not in force on the date

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

hereof or any change in Law which takes effect retroactively or (c) any increase in the rates of taxation in force on the Execution Date.

5.3.2                          The Indemnified Party shall take all commercially reasonable steps to mitigate any Losses incurred by such Party upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any indemnification rights hereunder. The amount of Losses recovered by an Indemnified Party under Section 5.1.1 or Section 5.1.2, as applicable, shall be reduced by (a) any amounts actually recovered by the Indemnified Party from a Third Party in connection with such claim and (b) the amount of any insurance proceeds paid to the Indemnified Party relating to such claim, in each case ((a) and (b)), out of the Indemnified Party’s costs of recovery.  Buyer shall use its reasonable best efforts to collect insurance proceeds for any Loss that is subject to indemnification by Seller under Section 5.1.1.  If any amounts referenced in the preceding clauses (a) and (b) are received after payment by the Indemnifying Party of the full amount otherwise required to be paid to an Indemnified Party pursuant to this Article 5, the Indemnified Party shall repay to the Indemnifying Party, promptly after such receipt, any amount that the Indemnifying Party would not have had to pay pursuant to this Article 5 had such amounts been received prior to such payment.

5.3.3                          If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 5.1.1 or Section 5.1.2 and the Indemnified Party could have recovered all or a part of such Losses from a Third Party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such Third Party as are necessary to permit the Indemnifying Party to recover from the Third Party the amount of such payment.

5.3.4                          The representations and warranties of Seller and Buyer contained in this Agreement (other than Fundamental Representations that shall survive indefinitely) shall survive the Closing and continue in full force and effect thereafter through and including the first anniversary of the Closing Date (such date, the “Survival Date”).  Except as otherwise specified herein, any obligation of a Party to indemnify the other Party in respect of any breach of any covenant or agreement shall survive until the earlier of performance of the covenant or agreement and the applicable statute of limitations.  In the event that notice of any indemnification claim under this Article 5 has been given during the applicable survival period, the representations and warranties, covenants, agreements and other indemnifiable matters that are the subject of such indemnification claim (and the right to pursue such claim) shall survive, with respect to such claim, until such time as such claim is finally resolved, and no Litigation shall be required to be commenced in connection therewith in order for such claim to survive.  The Parties agree that the survival periods in this Section 5.3.4 supersede any statute of limitations applicable to such representations, warranties, covenants, agreements or other indemnifiable matters or claim with respect thereto.

5.3.5                          For the avoidance of doubt, no Indemnified Party shall be entitled to indemnification under this Article 5 in respect of any Loss to the extent such Indemnified Party has been previously indemnified or reimbursed in respect of such Loss pursuant to any other provision of this Agreement or any provision of any Ancillary Agreement.

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5.4                               Tax Treatment of Indemnification Payments.  All payments made pursuant to this Article 5 shall be treated as adjustments to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law.

5.5                               Exclusive Remedy.  Subject to Section 6.9, each Party acknowledges and agrees that, following the Closing, the remedies provided for in this Article 5 shall be the sole and exclusive remedies for claims and damages available to the Parties and their respective Affiliates arising out of or relating to this Agreement and the transactions contemplated hereby, except that nothing herein shall limit the Liability of either Party for common law fraud with respect to matters addressed herein.  This Section 5.5 shall not affect either Party’s ability to exercise any rights or remedies available to such Party under any Ancillary Agreement with respect to claims arising under such Ancillary Agreement.  Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall, after the consummation of the transactions contemplated by this Agreement, give rise to any right on the part of Buyer, on the one hand, or Seller, on the other hand, to rescind this Agreement or any of the transactions contemplated hereby.  No past, present or future officer, directors, employee, agent, attorney, consultant, advisor, financing source or other representative (each a “Representative”), incorporator, member, partner or stockholder of (i) Seller or (ii) any of its Affiliates shall have any liability, whether based on warranty, in contract, in tort (including negligence or strict liability) or otherwise, for any obligations or Liabilities of Seller or any of its Affiliates arising under, in connection with or related to this Agreement or for any claim based on, in respect of or by reason of the transactions contemplated hereby, including any alleged non-disclosure or misrepresentations made by any such Persons.

5.6                               Setoff Rights.  Except as set forth in the Transition Service Agreement or as otherwise set forth herein, neither Party shall have any right of setoff of any amounts due and payable, or any Liabilities arising, under this Agreement against any other amounts due and payable under this Agreement or any amounts due and payable, or any Liabilities arising, under any Ancillary Agreement and the payment obligations under each of this Agreement and the Ancillary Agreements remain independent obligations of each Party, irrespective of any amounts owed to any other Party under this Agreement or the respective Ancillary Agreements.

ARTICLE 6
MISCELLANEOUS

6.1                               Governing Law, Jurisdiction, Venue and Service.

6.1.1                          Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

6.1.2                          Jurisdiction.  Subject to Section 6.9, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree

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not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Parties irrevocably and unconditionally waive their right to a jury trial in connection with any, to the extent permitted by law, Litigation arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

6.1.3                     Venue.  The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.1.4                     Service.  Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6.2.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

6.2                               Notices.

6.2.1                     Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission or by email of a PDF attachment (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 6.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least five days’ prior to such address taking effect in accordance with this Section 6.2.  Such Notice shall be deemed to have been given as of the date delivered by hand or internationally recognized overnight delivery service or confirmed that it was received by facsimile or email (with receipt confirmed by telephone, solely in the case of facsimile, by email or by delivery (in addition to such facsimile) of such communication by internationally recognized overnight delivery service that maintains records of delivery).  Any Notice delivered by facsimile or email shall be confirmed by a hard copy delivered as soon as practicable thereafter.

6.2.2                     Address for Notice.

If to Seller, to:

Schering-Plough (Ireland) Company

Inishannon, Co. Cork

Ireland

Attention: Director of Finance

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with a copy (which shall not constitute effective notice) to:

Merck Sharp & Dohme Corp.

2000 Galloping Hill Road

Kenilworth, NJ 07033

Facsimile:  (908) 735-1246

Attention:  Office of Secretary

with a copy (which shall not constitute effective notice) to:

Merck Sharp & Dohme Corp.

600 Corporate Drive

Lebanon, NJ 08833

Attention: Global Human Health Business Development

with a copy (which shall not constitute effective notice) to:

Covington & Burling LLP
One Front Street
San Francisco, CA 94111-5356
Facsimile: (415) 955-6580
Email: irechtin@cov.com

Attention: Ingrid Rechtin

If to Buyer or Parent, to:

Aralez Pharmaceuticals Trading DAC

56 Fitzwilliam Square

Dublin 2, Ireland

Fax: +353 61 363 682

Attention: Andrew I. Koven, Director

and

Aralez Pharmaceuticals Inc.

7100 West Credit Avenue, Suite 101

Mississauga, Ontario L5N 0E4, Canada

Fax: (347) 983-6777

Attention: Eric L. Trachtenberg

with a copy (which shall not constitute effective notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile:  (212) 728-8111

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Attention: Russell L. Leaf

Adam M. Turteltaub

6.3                               No Benefit to Third Parties.  The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under Article 5, they shall not be construed as conferring any rights on any other Persons.

6.4                               Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

6.5                               Expenses.  Except as otherwise specified herein or in an Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

6.6                               Assignment.  Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided, however, that Seller may assign or delegate any or all of its rights or obligations hereunder to an Affiliate without the prior written consent of Buyer, provided, further, that following the TSA End Date, Buyer (but not, for clarity, Parent Guarantor) may assign or delegate any or all of its rights and obligations hereunder to an Affiliate without the prior written consent of Seller (provided that in the event of such assignment or delegation, Buyer shall remain liable to Seller for its duties, obligations and liabilities hereunder).  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

6.7                               Amendment.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

6.8                               Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such

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illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

6.9                               Equitable Relief.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that a Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.  Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.10                        Damages Waiver.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS A RESULT OF COMMON LAW FRAUD WITH RESPECT TO MATTERS ADDRESSED HEREIN, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER, OR THEIR AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, FOR LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE AT THE EXECUTION DATE), CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY ACTIONS UNDERTAKEN IN CONNECTION HEREWITH, OR RELATED HERETO, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY (“SPECIAL DAMAGES”); PROVIDED HOWEVER THAT IF AN INDEMNIFIED PARTY IS LIABLE FOR SPECIAL DAMAGES TO A THIRD PARTY IN SATISFACTION OF A THIRD PARTY CLAIM, SUCH AMOUNTS SHALL BE SUBJECT TO INDEMNIFICATION PURSUANT TO ARTICLE 5 HEREOF.  UNDER NO CIRCUMSTANCES SHALL THE AGGREGATE LIABILITY OF SELLER AND ITS AFFILIATES UNDER THIS AGREEMENT (EXCLUDING SELLER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 5.1.1(C)) EXCEED [***].  THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

6.11                        English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

6.12                        Bulk Sales Statutes.  Buyer hereby waives compliance by Seller with the requirements and provisions of any applicable bulk sales or bulk transfer Laws in any

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jurisdiction that may otherwise be applicable in connection with the transactions under this Agreement.

6.13                        Dispute Resolution.

6.13.1                   If a Dispute arises, then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of 10 Business Days.  Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.  If such Senior Officers are unable to resolve such Dispute within such 10 Business Day period, either Party shall be free to institute litigation in accordance with Section 6.1 and seek such remedies as may be available.  Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to institute litigation in accordance with Section 6.1 immediately if litigation is necessary to prevent irreparable harm to that Party.

6.13.2                   Notwithstanding anything herein to the contrary, (a) any relevant time period related to a matter that is the subject of a Dispute shall be tolled during any dispute resolution proceeding under this Section 6.13 and (b) nothing in this Section 6.13 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party.  This Section 6.13.2 shall be specifically enforceable.

6.14                        Force Majeure.

(a)                                 Neither Party shall be liable for any failure to perform, or any delay in the performance of, any of its obligations under this Agreement to the extent, but only to the extent, that such Party’s performance is prevented by the occurrence of an event of Force Majeure.  For purposes of this Agreement, “Force Majeure” shall mean (i) war, civil war, insurrection, rebellion, civil unrest, fire, flood, earthquake, or adverse weather conditions, (ii) strike, lockout or labor unrest, (iii) unavailability of supplies, materials or transportation, acts of the public enemy, acts of government authorities (including the refusal of the competent Governmental Authorities to issue required Regulatory Approvals), and (iv) any other cause or condition beyond the reasonable control of the Party whose performance is affected thereby.  In the event that a Party’s performance is affected by the occurrence of any event of Force Majeure, that Party shall furnish immediate written notice thereof to the other Party hereto.

(b)                                 If an event of Force Majeure interferes with either Party’s ability to perform a material obligation under this Agreement for a period greater than nine months, then either Party may terminate this Agreement upon written notice to the other Party.  This Section 6.14 will not excuse the payment of any amount due and owing to a Party through any available lawful means acceptable to the other Party.

6.15                        Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

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6.16                        Entire Agreement.  This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Disclosure Schedules, the Ancillary Agreements, the Confidentiality Agreement and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof, including the Confidentiality Agreement.  In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

[Signature page follows]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

SCHERING-PLOUGH (IRELAND) COMPANY

By:	By:	/s/ Matt Corcoran
Name: Matt Corcoran
Title: Director

ARALEZ PHARMACEUTICALS TRADING DAC

By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Director

ARALEZ PHARMACEUTICALS INC.

By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: President and Chief Business Officer

[Signature Page to Asset Purchase Agreement]

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Schedule 2.3.2(a)

Milestone Events and Payments

Milestone Event	Milestone Payment
Aggregate Net Sales of all Subject Products equal or exceed [***] during a Calendar Year	[***]
Aggregate Net Sales of all Subject Products equal or exceed [***] during a Calendar Year	[***]
Aggregate Net Sales of all Subject Products equal or exceed [***] during a Calendar Year	[***]
Aggregate Net Sales of all Subject Products equal or exceed [***] during a Calendar Year	[***]

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Schedule 2.3.3(a)

Royalty Rates

Aggregate Calendar Year Net Sales	Royalty Rate
For that portion of aggregate Net Sales of all Subject Products in a Calendar Year that is less than or equal to [***]	[***]
For that portion of aggregate Net Sales of all Subject Products in a Calendar Year that is greater than [***] and less than [***]	[***]
For that portion of aggregate Net Sales of all Subject Products in a Calendar Year that is greater than [***] and less than [***]	[***]
For that portion of aggregate Net Sales of all Subject Products in a Calendar Year that is greater than [***]	[***]